Filed Pursuant to Rule 424(b)(3)

File Number 333-172865

Prospectus Supplement No. 18

(To prospectus dated June 10, 2011)

Augme Technologies, Inc.

3,462,215 Shares of Common Stock

$0.0001 par value

This Prospectus Supplement No. 18 supplements and amends the prospectus dated June 10, 2011 (the “Final Prospectus”).  This Prospectus Supplement No. 18 should be read in conjunction with the Final Prospectus and may not be utilized without the Final Prospectus.

Attached hereto are the following:  Amendment No. 1 to Current Report on Form 8-K, Amendment No. 2 to Quarterly Report on Form 10-Q for the quarter ended August 31, 2011, and Form 10-Q for the quarter ended November 30, 2011, all of which Augme Technologies, Inc. filed with the Securities and Exchange Commission on January 17, 2012.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 5 OF THE FINAL PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 18 is January 17, 2012.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2011

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855) 423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Explanatory Note

On December 22, 2011, the Company reported that previously issued financial statements should no longer be relied upon because of two errors within the financial statements.

The Company reported that one of the errors related to the recognition of share-based payments and that the correction of the error would result in a reduction of its non-cash share-based costs.  However, upon further review of this matter, the Company determined that the effect of the error on its audited financial statements for the fiscal year ended February 28, 2011 and the financial statements for the quarter ended May 31, 2011 was insignificant.  Therefore, the Company has determined that its Annual Report on Form 10-K for the fiscal year ended February 28, 2011, which was filed with the Securities and Exchange Commission on May 16, 2011 (which report was subsequently amended on August 25, 2011 and August 26, 2011), and the Quarterly Report on Form 10-Q for the period ended May 31, 2011, which was filed with the Securities and Exchange Commission on July 12, 2011, would not be further amended.

The other error relates to the accounting for the Company’s acquisitions of Hipcricket, Inc. (“Hipcricket”) and JAGTAG, Inc. (“JAGTAG”).  To correct the error related to the acquisition of Hipcricket the Company has recorded, as of the date of the acquisition, an increase in the amount of $23,284,000 to goodwill and to acquisition related contingent consideration to reflect the fair value of the contingent consideration related to the earn-out, as the earn-out was defined in the Amended and Restated Asset Purchase Agreement dated August 25, 2011.  The Company also incorrectly capitalized acquisition related transaction costs for the Hipcricket and JAGTAG acquisitions, which should be expensed as incurred.  This change resulted in additional transaction expense of $696,616 during the six month period ended August 31, 2011.

These transactions were reported on the Quarterly Report on Form 10-Q for the period ended August 31, 2011, which was filed with the Securities and Exchange Commission on October 11, 2011 (which report was subsequently amended on November 9, 2011).  The Company intends to file an amended Form 10-Q/A for the six months ended August 31, 2011 as soon as practicable.

The Company evaluated these errors individually and in the aggregate and determined that a restatement of the above-referenced report is necessary and required.  Until the restated report is filed, management is continuing our investigations with respect to these matters.

The Company’s Audit Committee and Chief Financial Officer are assessing the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures. The Company’s Audit Committee and Chief Financial Officer will not reach a final conclusion on the effect of the restatement on internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

Management of the Company has discussed the matters disclosed in this Item 4.02 with Freedman & Goldberg, CPA’s, P.C., the Company’s former independent registered public accounting firm.

ITEM 8.01 OTHER EVENTS

On January 17, 2012 the Company issued a press release relating to the filing of this amendment. The press release is attached as an exhibit to this Form 8-K/A.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99	Press release dated January 17, 2012

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: January 17, 2012	By:	/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer

3

Exhibit 99

Contact:

For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contact:
Stephanie Prince / Jody Burfening	Ed Harrison
Lippert/Heilshorn & Associates, Inc.	fama PR
(212) 838-3777	(617) 986-5003
sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies, Inc. Updates Financial Reporting

NEW YORK – January 17, 2012 – Augme Technologies, Inc. (OTCBB: AUGT) (“Augme”) (“the Company”), a technology and services leader in interactive media marketing that offers the only patented and innovative end-to-end mobile marketing platform, today amended its Current Report on Form 8-K which was filed with the Securities and Exchange Commission on December 29, 2011.  The Current Report on Form 8-K as originally filed indicated that the Company intended to restate its audited financial statements for the fiscal year ended February 28, 2011 and the financial statements for the quarters ended May 31, 2011 and August 31, 2011.  However, upon further review of this matter, the Company determined that only the financial statements for the quarter ended August 31, 2011 were required to be restated.

The Company intends to file an amended Form 10-Q/A for the six month period ended August 31, 2011.  Once filed, the Form 10-Q/A may be found at the Securities and Exchange Commission website located at www.sec.gov.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Its platforms, including AD LIFE™, have provided measurable successes across an industry-leading 130,000+ campaigns for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel. Augme’s offerings allow marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme’s platforms facilitate consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE™, Augme owns Hipcricket and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, and Tucson. For more information, visit www.augme.com .

Augme Technologies, Inc.™, Augme™, AD LIFE™, BOOMBOX®, AD SERVE™ and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-11.

Forward-Looking Statements

This release includes forward-looking statements. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 28, 2011 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q/A

Amendment No. 2

(Mark One)

☒      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended August 31, 2011

OR

☐         TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                to

Commission File Number 333-57818

AUGME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-0122076
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

350 7th AVENUE, 2nd FLOOR

NEW YORK, NY 10001

(Address of principal executive offices)

(Zip Code)

(855) 423-5433

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period than the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer,” and “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of October 11, 2011 the issuer had 83,792,688 shares of common stock, par value $.0001, issued and outstanding.

Explanatory Note

On December 22, 2011, we concluded that our interim financial statements for the quarter ended August 31, 2011 should no longer be relied upon because of errors within the financial statements.  The primary purpose of this Amendment No. 2 (the “Amendment”) to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (the “Original Report”) is to disclose the restatement of the financial statements included therein.

A complete discussion of the restatement is included in the section of this Amendment titled “Management’s Discussion and Analysis of Financial Condition and Plan of Operation” to our restated financial statements for the quarter ended August 31, 2011.  We have also revised Item 4 of Part I, “Controls and Procedures” and Item 1A of Part II, “Risk Factors”.

This Amendment includes information contained in the Original Report, and we have made no attempt in the Amendment to modify or update the disclosures presented in the Original Report, except as identified above.  The disclosures in this Amendment continue to speak as of the date of the Original Report, and do not reflect events occurring after the filing of the Original Report.  This Amendment should be read in conjunction with our other filings made with the Securities and Exchange Commission subsequent to the filing of the Original Report, and any amendments to those filings.  The filing of this Amendment shall not be deemed to be an admission that the Original Report, when made, included any untrue statement of a material fact or omitted to state a material fact necessary to make a statement misleading.

AUGME TECHNOLOGIES, INC.

BALANCE SHEET

(UNAUDITED)

	August 31,	February 28,
	2011 (as restated)	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,174,474	$11,182,356
Accounts receivable, net of allowance for doubtful accounts of $83,655 and $99,657, respectively	3,427,650	2,025,294
Prepaid expenses and other current assets	240,520	132,197
Total current assets	6,842,644	13,339,847

Property and equipment net of accumulated depreciation of $1,219,598 and $1,058,728, respectively	410,094	570,964
Goodwill	47,484,708	13,106,969
Intangible assets, net of accumulated amortization of $2,543,178 and $2,150,792, respectively	38,658,393	4,945,545
Deposits	234,807	67,551

TOTAL ASSETS	$93,630,646	$32,030,876

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,298,886	$740,129
Deferred revenue, current	1,415,421	1,190,151
Acquisition note payable	1,000,000	—
Acquisition related contingent consideration	23,284,000
Total current liabilities	26,998,307	1,930,280

TOTAL LIABILITIES	26,998,307	1,930,280

STOCKHOLDERS’ EQUITY:
Common stock, $.0001 par value; 250,000,000 shares authorized; 83,782,688 and 68,816,131 shares issued and outstanding, respectively	8,378	6,882
Additional paid-in capital	116,597,178	70,046,761
Accumulated deficit	(49,973,217)	(39,953,047)
Total stockholders’ equity	66,632,339	30,100,596

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,630,646	$32,030,876

See accompanying notes to the consolidated financial statements.

1

AUGME TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	August 31,	August 31,
	2011 (as restated)	2010
REVENUE	$1,287,122	$718,717

COST OF REVENUES:
Production and service delivery costs	412,347	251,711

OPERATING EXPENSES:
Selling, general, and administrative	6,582,791	2,180,524
Depreciation and amortization	300,724	244,257

Total operating expenses	6,883,515	2,424,781

LOSS FROM OPERATIONS	(6,008,740)	(1,957,775)

OTHER INCOME
Interest income	5,156	6

NET LOSS	$(6,003,584)	$(1,957,769)

BASIC AND DILUTED NET LOSS PER SHARE:	(.08)	(.03)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	71,189,143	57,969,423

See accompanying notes to the consolidated financial statements.

2

AUGME TECHNOLOGIES, INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

	Six Months Ended
	August 31,	August 31,
	2011 (as restated)	2010

REVENUE	$2,492,909	$1,005,040

COST OF REVENUES:
Production and service delivery costs	775,279	485,038

OPERATING EXPENSES:
Selling, general, and administrative	11,204,074	3,722,581
Depreciation and amortization	553,256	491,716

Total operating expenses	11,757,330	4,214,297

LOSS FROM OPERATIONS	(10,039,700)	(3,694,295)

OTHER INCOME
Interest income	19,530	16

NET LOSS	$(10,020,170)	$(3,694,279)
BASIC AND DILUTED NET LOSS PER SHARE:	(.14)	(.06)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	70,001,452	57,625,702

See accompanying notes to the consolidated financial statements.

3

AUGME TECHNOLOGIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED AUGUST 31, 2011

(UNAUDITED)

	Common Stock		Paid-in	Accumulated	Stockholders
	Shares	Amount	Capital	Deficit	Equity
Balances, February 28, 2011	68,816,131	$6,882	$70,046,761	$(39,953,047)	$30,100,596
Corporate Acquisitions, restated	12,921,444	1,291	41,166,598		41,167,889
Common stock issued for cash for:
Option /Warrants exercise	1,878,116	188	1,883,491		1,883,679
Common stock issued for:
Cashless option exercise	166,997	17	(17)
Stock option expense, Stock warrant expense restated			3,500,345		3,500,345
Net loss				(10,020,170)	(10,020,170)
Balances, August 31, 2011 (as restated)	83,782,688	$8,378	$116,597,178	$(49,973,217)	$66,632,339

See accompanying notes to the consolidated financial statements.

4

AUGME TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

	SIX MONTHS ENDED
	August 31,	August 31
	2011 as restated	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,020,170)	$(3,694,279)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	553,256	491,717
Bad debt expense	25,498
Stock option and warrant expense	3,500,345	1,414,297
Acquisition related contingent expense	$—	$—
Changes in operating assets and liabilities:
Receivables	852,302	(778,382)
Prepaid expenses and other current assets	(167,256)	(55,302)
Deposits	80,889
Accounts payable and accrued expenses	(475,819)	(164,423)
Deferred revenue	(340,465)	(231,034)
Net cash used in operating activities	(5,991,420)	(3,017,406)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(0)	(256,610)
Purchase of assets of JAGTAG net of cost acquired	32,206	$—
Purchase of assets of Hipcricket	(3,000,000)	$—
Cash paid for patent defense costs	(932,347)	(11,312)
Net cash used in investing activities	(3,900,141)	(267,922)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	—	2,018,750
Proceeds received from the exercise of stock options and warrants	1,883,679
Net cash provided by financing activities	1,883,679	2,018,750
NET CHANGE IN CASH AND CASH EQUIVALENTS	(8,007,882)	(1,266,578)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,182,356	1,617,573
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,174,474	$350,995
SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$—
Stock issued for acquisitions	41,167,889	$—
Acquisition related contingent consideration	23,284,000	$—
Acquisition related note payable	$1,000,000	$—

See accompanying notes to the consolidated financial statements.

5

AUGME TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

6

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Augme Technologies, Inc. (“Augme”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Augme’s Annual Report filed with the SEC on Form 10-K, as amended.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. Certain prior year amounts have been reclassified to be consistent with the current period classification. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal year ended February 28, 2011 as reported in Form 10-K, as amended, have been omitted.

Restatement of Financial Statements

On December 22, 2011, we concluded that our financial statements for the quarter ended August 31, 2011 should no longer be relied upon because of errors within the financial statements.  The primary purpose of this Amendment No. 2 to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (the “Original Report”) is to disclose the restatement of our financial statements included therein.

The Company identified the following errors within its previously issued financial statements for the period noted.

Accounting for share-based payments and warrants - The Company corrected errors in the recognition of share-based payments. The Company incorrectly recognized expense related to share based payments issued to employees and service providers using the contractual term of the warrant rather than the corresponding vesting or requisite service period. Additionally, for certain warrants issued in connection with equity financings or issued in connection with the issuance of common stock, the Company incorrectly recognized warrant expense during the period, instead of classifying the amount as an adjustment to paid in capital. The errors related to the share-based payments impacted the quarterly interim period ended August 31, 2011, resulting in a decrease of $300,000 of warrant expense.

Accounting for business combinations — The Company corrected errors in the accounting for its business acquisitions of Hipcricket, Inc. (“Hipcricket”) and JAGTAG.  To correct the error related to the acquisition of Hipcricket the Company has recorded, as of the date of acquisition, an increase of $23,284,000 to goodwill and to acquisition related contingent consideration to reflect the fair value of the contingent consideration related to the earn-out described in Note 4.  The Company also incorrectly capitalized acquisition related transaction costs for the Hipcricket and JAGTAG business acquisitions, which should be expensed as incurred.  This change resulted in additional transaction expense of $696,616 during the six month period ended August 31, 2011.  These acquisitions were consummated during the Company’s second quarter ended August 31, 2011.

			As Restated
	August 31,	Restatement	August 31,
	2011	Adjustments	2011
CURRENT ASSETS:
Cash and cash equivalents	$3,174,474		3,174,474
Accounts receivable, net of allowance for doubtful accounts of $83,655 and $99,657, respectively	3,427,650		3,427,650
Prepaid expenses and other current assets	145,808	94,712	240,520
Total current assets	6,747,932	94,712	6,842,644

Property and equipment net of accumulated depreciation of $1,219,598 and $1,058,728, respectively	410,094		410,094
Goodwill	31,767,740	15,716,968	47,484,708
Intangible assets, net of accumulated amortization of $2,543,178 and $2,150,792, respectively	36,135,800	2,522,593	38,658,393
Deposits	140,307	94,500	234,807

TOTAL ASSETS	$75,201,873	18,428,773	93,630,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,399,333	(100,447)	1,298,886
Deferred revenue, current	1,415,421		1,415,421
Acquisition note payable	1,000,000		1,000,000
Acquisition related contingent consideration		23,284,000	23,284,000
Total current liabilities	3,814,754	23,183,553	26,998,307

TOTAL LIABILITIES	3,814,754	23,183,553	26,998,307

STOCKHOLDERS’ EQUITY:
Common stock, $.0001 par value; 250,000,000 shares authorized; 83,782,688 and 68,816,131 shares issued and outstanding, respectively	8,378		8,378
Additional paid-in capital	120,955,342	(4,358,164)	116,597,178
Accumulated deficit	(49,576,601)	(396,616)	(49,973,217)
Total stockholders’ equity	71,387,119	(4,754,780)	66,632,339

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,201,873	18,428,773	93,630,646

	3 Months Ended		As Restated	6 Months Ended		As Restated
	August 31,	Restatement	August 31,	August 31,	Restatement	August 31,
	2011	Adjustments	2011	2011	Adjustments	2011
REVENUE	$1,287,122		1,287,122	$2,492,909		2,492,909

COST OF REVENUES:
Production and service delivery costs	412,347		412,347	775,279		775,279

OPERATING EXPENSES:
Selling, general, and administrative	6,186,175	396,616	6,582,791	10,807,458	396,616	11,204,074
Depreciation and amortization	300,724		300,724	553,256		553,256

Total operating expenses	6,486,899	396,616	6,883,515	11,360,714	396,616	11,757,330

LOSS FROM OPERATIONS	(5,612,124)		(6,008,740)	(9,643,084)		(10,039,700)

OTHER INCOME
Interest income	5,156		5,156	19,530		19,530

NET LOSS	$(5,606,968)		(6,003,584)	$(9,623,554)		(10,020,170)
BASIC AND DILUTED NET LOSS PER SHARE:
Loss from continuing operations	$(0.08)		(0.08)	$(0.14)		(0.14)

NET LOSS PER SHARE — basic	$(0.08)		(0.08)	$(0.14)		(0.14)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	71,189,143		71,189,143	70,001,452		70,001,452

Revenue Recognition Policy

The Company provides access to its AD LIFE™ 4.0 and HIP 7.0 software-as-a-service (“SaaS”) mobile marketing platforms and services through term license fees, support fees, and mobile marketing campaign fees. The contracts generally include multiple elements as part of the overall service delivery and revenues are generally recognized over the term of the contract. The Company also offers professional services related to the strategy and execution of mobile marketing campaigns. Professional services revenue is recognized as the services are performed as these services have value on a standalone basis, do not involve unique acceptance criteria and have a fair value that can be obtained as the other services are generally sold without professional services.

Contracts may include multiple deliverables such as production and delivery of media content, hosting, fees from content retention, delivery or placement of mobile or online advertising content. Contracts may also include multiple deliverables such as custom software creation, audio production, and delivery of online media content or hosting. Revenues from multiple delivery contracts for the production and delivery of online media content and hosting are recorded pro-rata over the term of the media content production, delivery or hosting period.

Revenues from the creation of custom software are generally a component of contracts that include hosting and/or production and delivery services. Software revenues are recorded when the software is completed and accepted by the client if the software has free standing functionality, the fee for the software is separately determinable and the Company has demonstrated its capability of completing any remaining terms under the contract. Otherwise all revenues under the multi-deliverable contracts are recorded pro rata over the term of the production and content delivery or hosting period.

Fees for producing interactive advertising content are based upon a fee for the production and hosting of the advertising content and/or a percentage of the fees paid by third party advertisers. Fees from third parties for the production and hosting of the advertising content are recorded pro rata over the related hosting period. Fees representing a percentage of the fees paid by third party advertisers for advertising on third party or company websites are recorded when the contractual criteria has been met and amounts are due from third party advertisers.

Accounting Standards Codification

In July 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles,” which is codified in the ASC under Topic 105, “Generally Accepted Accounting Principles” (“ASC Topic 105”). ASC Topic 105 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with Generally Accepted Accounting Principles (“GAAP”) in the United States (the GAAP hierarchy). ASC Topic 105 shall be effective for financial statements issued for interim and annual periods ending after September 15, 2009. We adopted the provisions of ASC Topic 105 during the third quarter of 2009.

7

NOTE 2 — EQUITY TRANSACTIONS

COMMON STOCK:

During the six months ended August 31, 2011, Augme completed the following common stock transactions:

Issued 1,878,116 common shares in connection with the exercise of options and warrants for $1,883,679.

Issued 166,997 common shares in connection with the cashless exercise of options.

Issued 12,921,444 common shares in connection with the asset purchase acquisitions of JAGTAG, Inc. and Hipcricket, Inc. in the total amount of $41,167,889.

STOCK OPTIONS:

As of August 31, 2011, there was $18,578,689 of unamortized stock option expense, which is expected to be amortized through August 2016.

The summary of activity for Augme’s stock options is presented below:

	Number of Options	Weighted Average Exercise Price
Options outstanding at February 28, 2011	13,947,533	$1.68
Granted	5,156,400	$3.28
Exercised	(985,812)	$1.07
Forfeited, Cancelled and Expired	(258,237)	$2.49
Options outstanding at August 31, 2011	17,859,884	$2.17
Options exercisable at August 31, 2011	6,626,292	$1.67
Exercise price per share of options outstanding	$2.17
Weighted average remaining contractual lives	3.14

The intrinsic value of the exercisable options at August 31, 2011 was $11,729,384

WARRANTS:

As of August 31, 2011 there was $1,126,517 of unamortized expense, which is expected to be expensed through February 2016.

The summary of activity for Augme’s warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price
Warrants outstanding at February 28, 2011	10,680,981	$1.63
Exercised	(944,116)	$1.20
Granted	500,000	$3.08
Warrants outstanding at August 31, 2011	10,236,865	$1.27
Price per share of warrants outstanding	$1.27
Warrants exercisable and outstanding at August 31, 2011	10,236,865	$1.27
Weighted average remaining contractual lives	1.75

The intrinsic value of the exercisable warrants at August 31, 2011 was $17,280,959.

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NOTE 3 - DISCONTINUED OPERATIONS

On December 31, 2009, the Company entered into to a binding letter of intent with World Talk Radio, LLC (“WTR”), an Arizona Limited Liability Company, regarding the disposition of certain assets and liabilities related to the Company’s Internet radio operations based in Tempe, AZ.

On February 25, 2010, the Company and WTR executed the final Asset Purchase Agreement in connection with the Binding Letter of Intent.

As consideration for the sale of the assets of the Internet radio operations, the Company will receive a perpetual royalty as a percentage of gross revenue collected by WTR, based on the following schedule:

January 1, 2010 — March 31, 2010	5% of Gross revenues collected
April 1, 2010 — June 30, 2010	10% of Gross revenues collected
July 1, 2010 — June 30, 2015	15% of Gross revenues collected
July 1, 2015 and after	5% of Gross revenues collected

Management evaluated the future royalty payments and determined the cash flows are indirect. Management then performed an evaluation under FASB ASC 205-20 and determined there was no significant continuing involvement by Augme in the operations of the disposed Internet radio component. Augme does not retain an interest and there are no existing contracts that would allow Augme to influence the operating or financial policies of the Internet radio component.

During the three months ended August 31, 2011, we have recognized $60,000 in revenue per this agreement.

NOTE 4 — ACQUISITIONS

Acquisition of Hipcricket, Inc. Assets:  On August 25, 2011, Augme completed its acquisition of the business and substantially all of the assets of Hipcricket pursuant to the Amended and Restated Asset Purchase Agreement, dated August 25, 2011, between Augme and Hipcricket, as described under Item 1.01 of Augme’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011. The Company has accounted for the acquisition as a business combination. The results of Hipcricket’s operations have been included in the consolidated financial statements of the Company since the date of the acquisition.

The estimated fair value of the consideration was $62.8 million, included $3 million in cash, $35.5 million in Augme’s common stock (11,457,359 shares at a price of $3.10), a $1 million promissory note, and $2 million to be paid to holders of Hipcricket options, which amount Augme may pay, at its discretion, in either cash or Augme’s common stock.  In addition, the transaction calls for a twelve-month earn-out payment to Hipcricket shareholders and employees, which if achieved will be no less than $15.0 million and may be as high as $27.5 million.  The earn-out may be paid in cash or Augme’s common stock at Augme’s discretion provided that the transaction remains a tax-free reorganization.  The contingent consideration recorded at the time of the acquisition was $23.3 million which is the discounted present value of the estimated earn-out of $25.2 million.

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The consideration and the tangible and intangible assets acquired and liabilities assumed have been recorded at their estimated fair values. The fair value of the consideration paid in excess of net assets acquired is recorded as goodwill. Management used an independent valuation to estimate the acquisition date fair values.  The following table summarizes the estimates of fair value as of the date of acquisition:

Consideration:
Cash paid	$3,000,000
Common stock issued to Hipcricket stakeholders	35,517,813
Promissory Note	1,000,000
Contingent acquisition payable (in cash or common stock)	23,284,000

Total purchase price	$62,801,813

Assets acquired, liabilities assumed and goodwill:
Accounts receivable	$2,014,109
Prepayments and deposits	189,052
Accounts payable	(413,352)
Deferred revenue	(565,735)
Intangible assets	27,200,000

Total assets acquired and liabilities assumed	28,424,074

Goodwill	34,377,739

Total net assets acquired and goodwill	$62,801,813

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The following table reflects the fair value of the acquired identifiable intangible assets and related estimates of useful lives:

	Fair value	Useful life
		(In years)
Customer relationships	$11,900,000	5
Acquired technology	6,600,000	5
Acquired trade name	8,700,000

Total intangible asset value	$27,200,000

Unaudited Pro Forma Results of Operations for Hipcricket Acquisition

The results of this acquisition are included in the consolidated financial statements from the date of acquisition. The unaudited pro forma results of operations data are being furnished solely for informational purposes and are not intended to represent or be indicative of the consolidated results of operations that we would have reported had the Hipcricket acquisition been completed as of the dates and for the periods presented, nor are they necessarily indicative of future results.

	Pro forma	Pro forma
	3 months Ended	3 months Ended
	8/31/11	8/31/10

Revenue	$4,424,540	$2,907,917
Net income (loss)	(10,248,140)	(4,461,701)
Weighted average common shares	71,189,143	57,969,423
Basic and diluted net income (loss) per share	$(0.15)	$(.08)

	Pro forma	Pro forma
	6 months Ended	6 months Ended
	8/31/11	8/31/10

Revenue	$12,237,739	$7,450,756
Net income (loss)	(29,749,177)	(14,095,036)
Weighted average common shares	70,001,452	57,625,702
Basic and diluted net income (loss) per share	$(.42)	$(.24)

Acquisition of JAGTAG, Inc. Assets:  On July 22, 2011, Augme completed its acquisition of the business and substantially all of the assets of JAGTAG pursuant to the Asset Purchase Agreement, dated July 22, 2011, between Augme and JAGTAG, as described under Item 1.01 of Augme’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2011. The Company has accounted for the acquisition as a business combination. The results of JAGTAG’s operations have been included in the

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consolidated financial statements of the Company since the date of the acquisition.  The estimated fair value of the consideration transferred to sellers was $5.6 million, comprised of 1,464,085 shares of Augme common stock at a price of $3.86 per share.

The estimated fair value of the intangible assets was based on a preliminary valuation and the final purchase price allocation may differ due to ongoing evaluations of the valuation. The following table summarizes the estimates of fair value as of the date of acquisition:

Consideration
Common Stock issued to JAGTAG Shareholders	$5,651,368

Allocation of Purchase Price
Cash	$32,206
Accounts Receivable	266,047
Accounts Payable	(539,225)
Other Liabilities	(80,547)
Deferred Revenue	(202,195)
Patents (10 year expected life)	6,175,082
$5,651,368

NOTE 5 — SUBSEQUENT EVENTS

On October 5, 2011, Shelly Meyers resigned her positions as a director and Chairwoman of the Company’s Board of Directors. The Company appointed its Chief Executive Officer, Paul Arena, as Chairman of the Board. The Augme Board of Directors is now comprised of CEO Paul Arena, President Ivan Braiker, and four independent directors. On October 7, 2011, Ed Jordan resigned his position as Chief Financial Officer. The Company has appointed Thomas Virgin as his successor.

NOTE 6 — CONTINGENCIES

In the normal course of business, we may become involved in various legal proceedings. Except as stated below, we know of no pending or threatened legal proceeding to which we are or will be a party that, if successful, might result in a material adverse change in our business, properties or financial condition.

Litigation Update

Tacoda, Inc. In 2007, Augme filed a lawsuit against Tacoda, Inc. in the U.S. District Court for the Southern District of New York, seeking damages for alleged infringement of Augme-owned U.S. Patent Nos. 6,594,691 (“Method and System for Adding Function to a Web Page”) and 7,269,636 (“Method and Code Module for Adding Function to a Web Page”). On September 6, 2011, Judge McMahon issued a Supplemental Claims Construction ruling, which is believed to be favorable to the Company with respect to certain claim interpretations. This case remains pending. AOL, LLC, Time Warner, Inc., and Platform-A, Inc. On September 10, 2008, the Company filed a complaint against AOL, LLC in the U.S. District Court for the Central District of California, seeking damages for alleged infringement of its trademark BOOMBOX RADIO. On January 21, 2009, the Company filed a First Amended Complaint against AOL, LLC, Time Warner, Inc. and Platform-A, Inc., for trademark infringement relating to the mark BOOMBOX RADIO, and infringement of the Company’s U.S. Patent Nos. 6,594,691 and 7,269,636. Pursuant to a court order dated April 14, 2009, the case was transferred to the U.S. District Court, Southern District of New York. This case also remains pending.

Yahoo! Inc. On November 16, 2009, Augme filed a complaint against Yahoo! Inc. seeking damages for alleged infringement relating to its U.S. Patent Nos. 6,594,691 and 7,269,636. The matter is currently pending in the United States District Court for the Northern District of California, Case No. C-09-5386 EDL. The remedies available to Augme, if successful, include an injunction prohibiting any infringing acts, an appropriate award of damages adequate to compensate the Company for the infringement, and potential attorneys’ fees and costs of the action. On November 12, 2010, Yahoo! filed a motion for summary judgment with the United States District Court for the Northern District of California. On December 3, 2010, an order was issued by Magistrate Judge Joseph C. Spero denying the Yahoo! motion without prejudice. On December 3, 2010, Yahoo! filed a Notice of Motion and Motion for Leave to File Amended Answer with Additional Counterclaims seeking damages for costs of defense and willful infringement, and to join World Talk Radio, LLC as a Counterclaim Defendant. Augme believes that there is no merit with respect to these counterclaims and will continue to vigorously pursue the prosecution of the claims related to Yahoo!’s infringement against the Company’s patents. On August 11, 2011, a Markman hearing was held at the United States District Court for the Northern District of California with Magistrate Judge Joseph C. Spero. On September 13, 2011, Judge Spero issued a Claims Construction Order, which is believed to be favorable to the Company with respect to certain claim interpretations. This case remains pending.

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Pandora Media, Inc. On April 29, 2011, Augme filed a complaint against Pandora Media, Inc. in the U.S. District Court, District of Delaware, seeking damages relating to the alleged infringement of our U.S. Patent No. 7,831,690 (“Appliance Metaphor For Adding Media Function To A Web Page”). Pandora answered on June 22, 2011. Discovery has begun, and we intend to vigorously prosecute this action.

Gannett Co., Inc.; Lucidmedia Networks, Inc.; and AOL, Inc. On April 29, 2011, Augme filed a complaint against Gannett Co., Inc.; Lucidmedia Networks, Inc.; and AOL, Inc. in the U.S. District Court for the Eastern District of Virginia, seeking damages relating to the alleged infringement of the Company’s U.S. Patent Nos. 7,783,721 (“Method and Code Module For Adding Function to a Web Page”) and 7,831,690 (see above). On July 26, 2011, that case was moved to the U.S. District Court for the Southern District of New York.

On June 24, 2011, Lucidmedia Networks, Inc. filed a counterclaim suit against us in the U.S. District Court for the Eastern District of Virginia. Augme intends to vigorously contest the merit of these counterclaims and will continue to pursue the prosecution of infringement against Lucidmedia Networks, Inc. on the Company’s patent claims. This case will be tried separately from the Gannett Co., Inc.; Lucidmedia Networks, Inc.; and AOL, Inc case described above. An initial scheduling conference on this matter is expected soon.

NOTE 7 — CONCENTRATION OF RISK

During the quarter ended August 31, 2011, 3 clients accounted for approximately 15%, 14% & 5% of the Company’s revenue. In the quarter ended August 31, 2010 there were 2 clients that accounted for over 10% of revenues.

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ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

• overall economic and business conditions;

• the demand for our products and services;

• competitive factors in the industries in which we compete;

• emergence of new technologies which compete with our product and service offerings;

• other capital market conditions, including availability of funding sources;

• changes in government regulations related to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” included in our Annual Report on Form 10-K, which we filed with the Securities and Exchange Commission. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

OVERVIEW

We provide strategic services and mobile technology to leading consumer and healthcare brands. Our sales are comprised of a combination of SaaS based sales, individual campaign fees, and mobile advertising fees.

We own the “Method and System for Adding Function to a Webpage” portfolio of patents, which cover technical processes and methods that we believe are an indispensable component of behavioral targeting — the automatic provision of customized content to individuals based on information such as past web activity, personal preferences, geography, or demographic data. Our AD LIFE™ 4.0 and HIP 7.0 SaaS mobile marketing technologies have been used in campaigns for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel. Our technologies allow marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs across mobile channels, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. AD LIFE™ 4.0 and HIP 7.0 facilitate consumer brand interactions and the ability to track and analyze campaign results. We believe that our patented device-detection and proprietary mobile content adaptation software provides a solution to the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. We also provide business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. We are headquartered in New York City.

On August 25, 2011, we completed our acquisition of substantially all of the assets of Hipcricket, Inc. (“Hipcricket”). Hipcricket provides a cloud-based mobile marketing and advertising SaaS platform that empowers its clients to engage customers, drive loyalty, and increase sales by creating, analyzing, and optimizing integrated mobile marketing campaigns and enterprise class solutions. Hipcricket’s clients connect with consumers across every mobile channel, including SMS, 2D/QR codes, mobile Web sites, advertising networks, social media and branded apps. Hipcricket has also created the first comprehensive permission-based mobile ad network, targeting customers via location and highly-specific demographic information across SMS, display, rich media and video.

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On July 22, 2011, we completed the acquisition of substantially all of the assets of JAGTAG, Inc. Unlike other 2D barcode systems, JAGTAG delivers multimedia to both smartphones and standard phones without requiring the consumer to download an application prior to use. As a result, JAGTAG can share video, images, music and text with more mobile consumers than mobile web-dependent media. Anywhere mobile consumers encounter JAGTAGs, they can use their phones to request and immediately receive multimedia content, including video, audio, pictures, coupons and text.

In 2009, we initiated a comprehensive business growth strategy aimed at fully leveraging the value of our technology and patent portfolio by accelerating the advanced development of technology platforms that apply the most valuable aspects of the patents.

As a result of the change in our business strategy, we executed an Asset Purchase Agreement, effective January 1, 2010 which transferred the business operations of our Internet radio services to World Talk Radio, LLC, an Arizona based limited liability company (“WTR”) that is owned and operated by VoiceAmerica. We will receive a perpetual royalty as a percentage of gross revenue generated by WTR for as long as the new entity provides Internet radio services.

Our goal is to be the leading provider of mobile marketing. The principal elements of our strategy to achieve this goal are to:

• capitalize upon our existing patented technology to further develop new product innovations and licensing opportunities, fully leveraging the value of our technology and patent portfolio;

• invest in our platform to address changes in our end markets and technology;

• further penetrate brands within our existing customer base and add new strategic relationships with brands and advertising agencies;

• grow our revenue and focus on achieving profitability;

• continue to pursue strategic acquisitions that will increase our market share, technology leadership or our expanding geographic footprint; and

• monetize the value of our intellectual property through patent enforcement, licensing and collaboration efforts.

Restatement of Financial Statements

On December 22, 2011, we concluded that our interim financial statements for the quarter ended August 31, 2011 should no longer be relied upon because of errors within the financial statements.  The primary purpose of this Amendment No. 2 to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 (the “Original Report”) is to disclose the restatement of our financial statements included therein.

The Company identified the following errors within its previously issued financial statements for the period noted.

Accounting for share-based payments and warrants - The Company corrected errors in the recognition of share-based payments. The Company incorrectly recognized expense related to share based payments issued to employees and service providers, using the contractual term of the warrant rather than the corresponding vesting or requisite service period.  Additionally, for certain warrants issued in connection with equity financing's or issued in connection with the issuance of common stock, the Company incorrectly recognized warrant expense during the period, instead of classifying the amount as an adjustment to paid in capital. The errors related to the share-based payments impacted the quarterly interim period ended August 31, 2011 by a decrease of $300,000 to warrant expense.

Accounting for business combinations — The Company corrected errors in the accounting for its business acquisitions of Hipcricket, Inc. (“Hipcricket”) and JAGTAG.  To correct the error related to the acquisition of Hipcricket the Company has recorded, as of the date of the acquisition, an increase in the amount of $23,284,000 to goodwill and to acquisition related contingent consideration to reflect the fair value of the contingent consideration related to the earn-out described in Note 4 to our restated financial statements.  The Company also incorrectly capitalized acquisition related transaction costs for the Hipcricket and JAGTAG business acquisitions, which should be expensed as incurred.  This change resulted in additional transaction expense of $696,616 during the six month period ended August 31, 2011.  These acquisitions were consummated during the Company’s second quarter ended August 31, 2011.

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The following table illustrates the effect of the adjustments by financial statement line item in our balance sheet as of August 31, 2011:

			As Restated
	August 31,	Restatement	August 31,
	2011	Adjustments	2011
CURRENT ASSETS:
Cash and cash equivalents	$3,174,474		3,174,474
Accounts receivable, net of allowance for doubtful accounts of $83,655 and $99,657, respectively	3,427,650		3,427,650
Prepaid expenses and other current assets	145,808	94,712	240,520
Total current assets	6,747,932	94,712	6,842,644

Property and equipment net of accumulated depreciation of $1,219,598 and $1,058,728, respectively	410,094		410,094
Goodwill	31,767,740	15,716,968	47,484,708
Intangible assets, net of accumulated amortization of $2,543,178 and $2,150,792, respectively	36,135,800	2,522,593	38,658,393
Deposits	140,307	94,500	234,807

TOTAL ASSETS	$75,201,873	18,428,773	93,630,646

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,399,333	(100,447)	1,298,886
Deferred revenue, current	1,415,421		1,415,421
Related party note payable	1,000,000		1,000,000
Acquisition related contingent consideration		23,284,000	23,284,000
Total current liabilities	3,814,754	23,183,553	26,998,307

TOTAL LIABILITIES	3,814,754	23,183,553	26,998,307

STOCKHOLDERS’ EQUITY:
Common stock, $.0001 par value; 250,000,000 shares authorized; 83,782,688 and 68,816,131 shares issued and outstanding, respectively	8,378		8,378
Additional paid-in capital	120,955,342	(4,358,164)	116,597,178
Accumulated deficit	(49,576,601)	(396,616)	(49,973,217)
Total stockholders’ equity	71,387,119	(4,754,780)	66,632,339

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$75,201,873	18,428,773	93,630,646

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The following table illustrates the effect of the adjustments by financial statement line item in our statement of operations as of August 31, 2011:

	3 Months Ended		As Restated	6 Months Ended		As Restated
	August 31,	Restatement	August 31,	August 31,	Restatement	August 31,
	2011	Adjustments	2011	2011	Adjustments	2011
REVENUE	$1,287,122		1,287,122	$2,492,909		2,492,909

COST OF REVENUES:
Production and service delivery costs	412,347		412,347	775,279		775,279

OPERATING EXPENSES:
Selling, general, and administrative	6,186,175	396,616	6,582,791	10,807,458	396,616	11,204,074
Depreciation and amortization	300,724		300,724	553,256		553,256

Total operating expenses	6,486,899	396,616	6,883,515	11,360,714	396,616	11,757,330

LOSS FROM OPERATIONS	(5,612,124)		(6,008,740)	(9,643,084)		(10,039,700)

OTHER INCOME
Interest income	5,156		5,156	19,530		19,530
			—
NET LOSS	$(5,606,968)		(6,003,584)	$(9,623,554)		(10,020,170)
BASIC AND DILUTED NET LOSS PER SHARE:
Loss from continuing operations	$(0.08)		(0.08)	$(0.14)		(0.14)

NET LOSS PER SHARE — basic	$(0.08)		(0.08)	$(0.14)		(0.14)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	71,189,143		71,189,143	70,001,452		70,001,452

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Trends, Events and Uncertainties

On August 25, 2011 (the “Closing Date”) we acquired all of the assets of Hipcricket, including its intellectual property, and we assumed certain liabilities. Among the liabilities we assumed were liabilities arising after the Closing Date that were in connection with or incidental to our ownership of the acquired assets.

In December 2008, Hipcricket received a letter from TeleComunications Systems, Inc. (“TCS”) alleging patent infringement related to wireless messaging. To date, TCS had not instituted any legal action against Hipcricket relating to these allegations. Since June 2010 five Hipcricket clients received infringement notices from Helferich Patent Licensing, LLC (“Helferich”) involving multiple patents and these clients sought indemnity from Hipcricket against these claims. To date, Helferich does not assert that Hipcricket’s patents or technology have infringed Helferich’s patents.

A portion of the aggregate share consideration we paid to Hipcricket for its assets was placed in escrow (the “Indemnification Escrow”) with our transfer agent, and a portion of the Indemnification Escrow (the “IP Escrow”) will be held for a period of one year from the Closing Date, and the IP Escrow will be held for a period of two years from the Closing Date, in order to secure any damages that may result from any breach of a representation, warranty or covenant of Hipcricket in the Amended and Restated Asset Purchase Agreement, any liability arising out of the ownership or operation of the assets prior to the Closing Date other than assumed liabilities, and certain retained liabilities of Hipcricket. In addition, the IP Escrow will be available to secure any damages that may arise relating to any infringement claims involving Hipcricket’s intellectual property and other costs related to resolving any such claims.

While we believe that it is unlikely that either TCS or Helferich would be successful in prevailing in an action for patent infringement against us as the current owners of the patents at issue, we cannot assure you that will be the case and we have made no assessment of what the damages could be if such an action were filed and either TCS or Helferich prevailed on its claims.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements. We do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies

General

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are disclosed in our Annual Report on Form 10-K for the year ended February 28, 2011. We have not materially changed our significant accounting policies.

Revenue Recognition Policy

We provide access to our AD LIFE™ 4.0 and HIP 7.0 SaaS mobile marketing platforms and services through term license fees, support fees, and mobile marketing campaign fees. The contracts generally include multiple elements as part of the overall service delivery and revenues are generally recognized over the term of the contract. We also offer professional services related to the strategy and execution of mobile marketing campaigns. Professional services revenue is recognized as the services are performed as these services have value on a standalone basis, do

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not involve unique acceptance criteria and have a fair value that can be obtained as the other services are generally sold without professional services.

Contracts may include multiple deliverables such as production and delivery of media content, hosting, fees from content retention, delivery or placement of mobile or online advertising content. Contracts may also include multiple deliverables such as custom software creation, audio production, and delivery of online media content or hosting. Revenues from multiple delivery contracts for the production and delivery of online media content and hosting are recorded pro-rata over the term of the media content production, delivery or hosting period.

Revenues from the creation of custom software are generally a component of contracts that include hosting and/or production and delivery services. Software revenues are recorded when the software is completed and accepted by the client if the software has free standing functionality, the fee for the software is separately determinable and we have demonstrated our capability of completing any remaining terms under the contract. Otherwise all revenues under the multi-deliverable contracts are recorded pro rata over the term of the production and content delivery or hosting period.

Fees for producing interactive advertising content are based upon a fee for the production and hosting of the advertising content and/or a percentage of the fees paid by third party advertisers. Fees from third parties for the production and hosting of the advertising content are recorded pro rata over the related hosting period. Fees representing a percentage of the fees paid by third party advertisers for advertising on third party or company websites are recorded when the contractual criteria has been met and amounts are due from third party advertisers.

Measuring Fair Value

In September 2006, the FASB issued ASC 820 that defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of ASC 820 were effective January 1, 2008. The provisions delayed the effective date of ASC 820 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008.

As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). We utilize market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. We classify fair value balances based on the observation of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy defined by ASC 820 are as follows:

Level 1 — Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 — Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

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Level 3 — Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

As required by ASC 820, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.

Results of Operations

The discussion of the results of our operations compares the quarter ended August 31, 2011 with the quarter ended August 31, 2010, and is not necessarily indicative of the results which may be expected for any subsequent period. Our prospects should be considered in light of the risks, expenses and difficulties encountered by companies in similar positions. We may not be successful in addressing these risks and difficulties.

Three Months Ended August 31, 2011 compared to Three Months Ended August 31, 2010

For the quarter ended August 31, 2011, revenues were $1,287,122 compared to $718,717 for the quarter ended August 31, 2010, an increase of 79%. The resulting increase is directly related to the added emphasis on providing mobile media services and in part due to the acquisitions of the assets of Hipcricket, Inc. and JAGTAG, Inc. Production and service delivery costs were $412,347 for the August 31, 2011 quarter compared to $251,711 for the quarter ended August 31, 2010 reflecting additional costs related to the addition of employees necessary to facilitate the delivery of the mobile media services.

Selling, general, and administrative expenses were $6,582,791 for the quarter ended August 31, 2011 compared with $2,180,524 for the quarter ended August 31, 2010, an increase of 202%. This includes expenses for payroll, accounting, professional services, consulting fees and patent research costs.

Stock, option and warrant non-cash expenses totaled $1,858,112 for the quarter ended August 31, 2011 compared with $799,279 for the quarter ended August 31, 2010, a increase of 132%, and consisted of the fair value accounting for stock options and certain expenses that were paid with shares of our common stock.

Depreciation and amortization expense was $300,724 for the quarter ended August 31, 2011 compared with $244,257 in the quarter ended August 31, 2010, an increase of 23%. Amortization expense increased to $223,570 for the quarter ended August 31, 2011 compared to $174,805 for the quarter ended August 31, 2010. Depreciation expense for the quarter ended August 31, 2011 increased to $77,154 compared to $69,452 for the quarter ended August 31, 2010. The total increase in depreciation and amortization relates to the increased fixed assets purchased in the second quarter of last year.

Interest income was $5,156 for the three months ended August 31, 2011 compared with interest income of $6 for the quarter ended August 31, 2010.

During the quarter ended August 31, 2011, the Company incurred a net loss of $6,003,584 compared to a net loss of $1,957,769 in the prior year quarter, an increase of $4,045,815 or 207%. The increase in the net loss is a result of increased expenses, including non-cash expenses, as described above.

Six Months Ended August 31, 2011 compared to Six Months Ended August 31, 2010

For the six months ended August 31, 2011, revenues were $2,492,909 compared to $1,005,040 for the six months ended August 31, 2010, an increase of 148%. The increase in overall revenues was due to increased customer demand for our Ad Life platform and due to the acquisitions of the assets of Hipcricket, Inc. and JAGTAG, Inc. Production and service delivery costs were $775,279 for the six months ended August 31, 2011 compared to $485,038 during the six months ended August 31, 2010, an increase of 60%, reflecting higher sales volume and higher overall costs related to telecommunications, higher cost of hosting our content as well as higher personnel costs associated with increased staffing and compensation levels.

20

Selling, general, and administrative expenses were $11,204,074 for the six months ended August 31, 2011 compared with $3,722,581 for the six months ended August 31, 2010, a change of $7,481,493, or 201%. The change in expense was primarily due to increased staffing and employee benefits and outside contracting costs associated with an increased level of product development and delivery. Of these administrative expenses, $4,470,452 of the increase is related to increased staffing and compensation levels in sales and general management, and $932,166 in professional fees is related to investor relations, accounting, legal, software development, other consulting fees and other expenses.

Stock, option and warrant non-cash expense was $3,500,345 for the six months ended August 31, 2011 compared with $1,414,297 for the six months ended August 31, 2010, an increase of 147%, and consisted of the fair value accounting for stock options and certain expenses that were paid with shares of our common stock. Depreciation and amortization expense was $553,256 for the six months ended August 31, 2011 compared with $491,716 in the comparable 2010 period, an increase of 13%. Amortization expense increased to $392,386 for the six months ended August 31, 2011 compared to $350,025 for the comparable 2010 period. Depreciation expense for the six months ended August 31, 2011 increased to $160,870 compared to $141,691 for the six months ended August 31, 2010. The increase in depreciation and amortization relates to the increased fixed assets purchased during the second quarter last year.

Interest income was $19,530 for the six months ended August 31, 2011 compared with interest income of $16 for the six months ended August 31, 2010.

For the six months ended August 31, 2011, the Company incurred a net loss of $10,020,170 compared to a net loss of $3,694,279 in the comparable prior year period, an increase of $6,325,891 or 58%. The increase in the net loss is a result of increased direct expenses, increased selling, general and administrative expenses and non-cash stock option and warrant expense, as described above.

Liquidity and Capital Resources

During the fiscal quarter ended August 31, 2011, we raised $922,588 of capital through the exercise of options and warrants.

As of August 31, 2011, we had cash balances of $3,174,474 and net working capital of $3,841,119, excluding the acquisition contingent consideration of $23,284,000, to be paid in stock and cash, if certain provisions are met.

Due to the sustained and substantial progress in the procurement of necessary working capital required to meet operating and general corporate expenditures, we believe that we will have enough cash flow from operations and from financing sources to continue for the next twelve months. Specifically, we have had discussions with existing warrant holders and other prospective financing sources which lead us to believe that we will be able to obtain the capital necessary to not only maintain current operations, but also to develop and implement our growth strategy in our core businesses as well as ensure a vigorous effort in protecting our intellectual property. However, developing and expanding our business will require significant additional capital and other expenditures and we have no committed sources of financing. If we are unable to raise funds as and when we need them, we may be required to curtail our operation.

During the six months ended August 31, 2011, we used $5,991,420 of cash in operating activities. Cash was used primarily to fund our net loss.

We used $3,900,141 of cash in investing activities during the six months ended August 31, 2011. Cash was used for acquisitions and for the costs incurred in the defense of legal actions related to our patents. During the six months ended August 31, 2011, we used a total of $932,347 in cash for the costs incurred in defense of the legal actions related to our patents. During the six months ended August 31, 2011, we received $1,883,679 in cash from the exercise of stock options and warrants.

21

ITEM 4. CONTROLS AND PROCEDURES

Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Act”) is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, has concluded that, as of August 31, 2011, the Company’s disclosure controls and procedures are ineffective due to material weaknesses in its internal control over financial reporting. The material weaknesses were caused by the lack of personnel resources with technical accounting expertise who could timely prevent or detect errors relating to accounting for share-based payments and identifying and accounting for business combinations.

Under the direction of the Audit Committee, management will continue to review and make any changes it deems necessary to the overall design of the Company’s internal control over financial reporting, including implementing improvements in policies and procedures. We are working to remediate the identified material weaknesses by improving our internal controls and procedures by ensuring we have resources with sufficient knowledge and understanding of applicable generally accepted accounting principles and regulatory reporting requirements for our industry, including the recent appointment of a new Chief Financial Officer.  Additionally, we are implementing a share-based payment reporting system that will enhance our ability to track and report on our share-based payment activity during the period.

There have been no other material changes in our internal control over financial reporting that occurred during the quarter ended August 31, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1A. RISK FACTORS

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 may result in a reduction in the price of our common shares.

We are required to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 and related regulations.  Any material weakness in our internal control over financial reporting that needs to be addressed, or disclosure of a material weakness in management’s assessment of internal control over financial reporting, may reduce the price of our common shares because investors may lose confidence in our financial reporting.

22

We have identified errors in our financial statements for the quarter ended August 31, 2011.  We have restated our financial statements for this period to correct the accounting treatment for these errors.  In conjunction with restating our financial statements, we have identified weaknesses in internal control over financial reporting that were material weaknesses as defined by standards established by the Public Company Accounting Oversight Board.  While we intend to attempt to remediate the weaknesses in our internal control over financial reporting, we cannot provide assurance that we will be successful in these remediation attempts or that we will not be subject to material weaknesses in the future.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weakness in our internal control over financial reporting as of August 31, 2011 resulted from our failure to maintain effective processes and controls over the accounting for and reporting of complex and non-routine transactions. Specifically, we did not have an appropriate level of technical knowledge, experience and training in the accounting for business combinations and stock-based compensation. This control deficiency resulted in the restatement of our financial statements.

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ITEM 6. EXHIBITS

Exhibit Number	Document
31.1	Rule 13a-14(a) / 15d-14(a) Certification of Chief Executive Officer (filed herewith)
31.2	Rule 13a-14(a) / 15d-14(a) Certification of Chief Financial Officer (filed herewith)
32.1	Section 1350 Certification of Chief Executive Officer and Chief Financial Officer (filed herewith)
101

The following financial statements from the Augme Technologies, Inc. Quarterly Report on Form 10-Q for the quarter ended August 31, 2011 formatted in Extensive Business Reporting Language (XBRL): (i) consolidated statements of operations, (ii) consolidated statements of cash flows, (iii) consolidated balance sheet, (iv) consolidated statement of changes in stockholders’ equity, and (v) the notes to the consolidated financial statements.

24

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUGME TECHNOLOGIES, INC.
(Registrant)

Date: January 17, 2012	By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer

	By:	/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer

25

Exhibit 31.1

CERTIFICATION

I, Paul R. Arena, certify that:

1.          I have reviewed this quarterly report on Form 10-Q/A of Augme Technologies, Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.          The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15-d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)     Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)    Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.          The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: January 17, 2012

/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Thomas J. Virgin, certify that:

1.          I have reviewed this quarterly report on Form 10-Q/A of Augme Technologies, Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.          The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15-d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)     Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)    Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.          The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: January 17, 2012

/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Augme Technologies, Inc. (the “Company”) on Form 10-Q/A for the quarter ending August 31, 2011 as filed with the Securities and Exchange Commission (the “Report”), we, Paul R. Arena, Chief Executive Officer (Principal Executive Officer) and Thomas J. Virgin, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: January 17, 2012

/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer (Principal Executive Officer)

/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer (Principal Financial and Accounting Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended November 30, 2011

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 333-57818

AUGME TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	20-0122076
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

350 7th AVENUE, 2nd FLOOR

NEW YORK, NY 10001

(Address of principal executive offices)

(Zip Code)

(855) 423-5433

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes  ☒  No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period than the registrant was required to submit and post such files).  Yes  ☒  No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer,” and “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes  ☐  No  ☒

As of January 17, 2012 the issuer has 94,310,683 shares of common stock, par value $.0001, issued and outstanding.

AUGME TECHNOLOGIES, INC.

BALANCE SHEETS

(UNAUDITED)

	November 30,	February 28,
	2011	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,947,363	$11,182,356
Accounts receivable, net of allowance for doubtful accounts of $193,238 and $99,657, respectively	3,962,330	2,025,294
Prepaid expenses and other current assets	428,642	132,197
Total current assets	21,338,335	13,339,847

Property and equipment net of accumulated depreciation of $1,253,963 and $1,058,728, respectively	333,437	570,964
Goodwill	47,484,708	13,106,969
Intangible assets, net of accumulated amortization of $3,709,002 and $2,150,792, respectively	38,542,339	4,945,545
Deposits	443,060	67,551

TOTAL ASSETS	$108,141,879	$32,030,876

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,081,304	$740,129
Deferred revenue, current	1,037,760	1,190,151
Acquisition related contingent consideration	24,250,750
Total current liabilities	29,369,814	1,930,280

LONG TERM LIABILITIES:
Accrued liabilities	92,428

TOTAL LIABILITIES	29,462,242	1,930,280

STOCKHOLDERS’ EQUITY:
Common stock, $.0001 par value; 250,000,000 shares authorized; 94,310,683 and 68,816,131 shares issued and outstanding, respectively	9,431	6,882
Additional paid-in capital	140,021,535	70,046,761
Accumulated deficit	(61,351,329)	(39,953,047)
Total stockholders’ equity	78,679,637	30,100,596

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$108,141,879	$32,030,876

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	November 30,	November 30,
	2011	2010
REVENUE	$4,424,540	$853,169

COST OF REVENUES:
Production and service delivery costs	1,400,658	361,349

OPERATING EXPENSES:
Selling, general, and administrative	13,166,744	3,064,546
Depreciation and amortization	1,236,520	261,209

Total operating expenses	14,403,264	3,325,755

LOSS FROM OPERATIONS	(11,379,382)	(2,833,935)

OTHER INCOME:
Interest income	2,093	7

NET LOSS	$(11,377,289)	$(2,833,928)
BASIC AND DILUTED NET LOSS PER SHARE:	(.13)	(.05)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	84,758,161	60,412,028

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Nine Months Ended
	November 30,	November 30,
	2011	2010

REVENUE	$6,917,448	$1,858,208

COST OF REVENUES:
Production and service delivery costs	2,175,937	846,387

OPERATING EXPENSES:
Selling, general, and administrative	24,371,640	6,780,777
Depreciation and amortization	1,789,776	752,925

Total operating expenses	26,161,416	7,533,702

LOSS FROM OPERATIONS	(21,419,905)	(6,521,881)

OTHER INCOME:
Interest income	21,623	23

NET LOSS	$(21,398,282)	$(6,521,858)

BASIC AND DILUTED NET LOSS PER SHARE:	$(.30)	$(.11)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	70,422,761	58,549,934

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE NINE MONTHS ENDED NOVEMBER 30, 2011

(UNAUDITED)

	Common Stock		Paid-in	Accumulated	Stockholders
	Shares	Amount	Capital	Deficit	Equity
Balances, February 28, 2011	68,816,131	$6,882	$70,046,761	$(39,953,047)	$30,100,596
Business combinations	12,921,444	1,291	41,167,889		41,169,180
Common stock issued for cash for:
Stock subscription, net	9,400,000	940	18,742,112		18,743,052
Option /Warrants exercise	2,894,920	290	2,815,523		2,815,813
Common stock issued for:
Cashless option exercise	166,997	17	(17)
Warrants issued for advisory services	111,191	11	238,979		238,990
Employee stock option expense			4,670,498		4,670,498
Warrant expense			2,339,790		2,339,790
Net loss				(21,398,282)	(21,398,282)
Balances, November 30, 2011	94,310,683	$9,431	$140,021,535	$(61,351,329)	$78,679,637

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

	NINE MONTHS ENDED
	November 30,	November 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,398,282)	$(6,521,858)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,789,776	752,925
Bad debt expense	25,495
Stock option and warrant expense	7,010,288	2,246,655
Warrants issued for advisory services	238,990
Acquisition related contingent expense	966,750

Changes in operating assets and liabilities:
Receivables	317,622	(1,357,529)
Prepaid expenses and other current assets	(107,233)	(122,715)
Deposits	(375,509)
Accounts payable and accrued expenses	2,400,319	30,802
Deferred revenue	(920,321)	175,054
Net cash used in operating activities	(10,052,105)	(4,796,666)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	5,963	(207,271)
Capitalization of software development costs		(235,802)
Purchase of assets of JAGTAG net of cash acquired	32,206
Purchase of assets of Hipcricket	(3,000,000)
Cash paid for patent acquisition costs	(63,800)
Cash paid for capitalized patent defense costs	(1,716,122)
Net cash used in investing activities	(4,741,753)	(443,073)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock, net	18,743,052	2,261,000
Proceeds received from the exercise of stock options and warrants, net	2,815,813	2,018,750
Payments on acquisition related note payable	(1,000,000)
Net cash provided by financing activities	20,558,865	4,279,750

NET CHANGE IN CASH AND CASH EQUIVALENTS	5,765,007	(959,989)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,182,356	1,617,573
CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,947,363	$657,584

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$—	$—
Income taxes paid	$—	$16,752
Stock issued for acquisitions	41,167,889	—
Acquisition related contingent consideration	24,246,750
Acquisition related note payable	1,000,000

See accompanying notes to the consolidated financial statements.

AUGME TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Augme Technologies, Inc. (“Augme” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in Augme’s Annual Report filed with the SEC on Form 10-K, as amended.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. Certain prior year amounts have been reclassified to be consistent with the current period classification.  The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the fiscal year ended February 28, 2011 as reported in Form 10-K, as amended, have been omitted.

Description of Business

Augme Technologies, Inc. provides strategic services and mobile technology to leading consumer and healthcare brands. We were formerly known as Modavox, Inc. and changed our name to Augme Technologies, Inc. in February 2010. Augme owns the “Method and System for Adding Function to a Webpage” portfolio of patents, which cover technical processes and methods that are believed to be a foundational component of behavioral targeting — the automatic provision of customized content to individuals based on information such as past web activity, personal preferences, geography, or demographic data. Augme’s AD LIFE™ mobile marketing technology platform allows marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs. Through the use of consumer response tags (CRTs) such as 2D codes, UPC codes, SMS, and image recognition, AD LIFE™ facilitates consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE™ solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics.

Augme operates under one business segment and is headquartered in New York City and a new office location near Seattle, Washington.  Additionally, the Company maintains offices in Atlanta, Tucson, Dallas, Chicago, San Francisco and Los Angeles.  During July and August 2011, the Company made two business acquisitions, see Note 4.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States, or GAAP, requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities in the financial statements and the accompanying notes. Significant estimates include the allowance for doubtful accounts, the useful lives of fixed assets, stock-based compensation, assumptions used in estimating the fair value of warrants, assumptions used in testing for impairment of goodwill and other long-lived assets, including identified intangibles; and the assumptions used in estimating the fair value of assets acquired and liabilities assumed in business combinations. Actual results could differ from those estimates, and such differences may be material to the consolidated financial statements.

Fair Value of Financial Instruments

The fair value of some of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable, approximate their respective carrying value due to their short maturity. Financial instruments that potentially subject the Company to concentrations of credit risk are cash-equivalents and trade receivables.

Capitalized Legal Patent Costs

We capitalize external legal costs incurred in the defense of our patents where we believe that there is an evident increase in the value of the patent and that the successful outcome of the legal action is probable. During the course of any legal action, the court where the case is pending makes decisions and issues rulings of various kinds, which may be favorable or unfavorable. We monitor developments in the legal action, the legal costs incurred and the anticipated outcome of the legal action, and assess the likelihood of a successful outcome based on the entire action. If changes in the anticipated outcome occur that reduce the likelihood of a successful outcome of the entire action to less than probable, the capitalized costs would be charged to expense in the period in which the change is determined. The capitalized legal patent costs are recorded within intangible assets on our consolidated balance sheets.

Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over the estimated useful life. A majority of our finite-lived intangible assets pertain to a portion of our patent portfolio, acquired customer relationships, and have estimated useful lives ranging from 5 years to 10 years. See Note 5.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of the net tangible and intangible assets of acquired entities. We perform a goodwill impairment test annually on February 28 of our fiscal year and more frequently if an event or circumstance indicates that an impairment may have occurred. We did not record any charges related to goodwill impairment during the year ended February 28, 2011 or the three or nine months ended November 30, 2011.

Impairment of Long-Lived Assets including Intangible Assets

We assess the recoverability of long-lived assets when events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. If undiscounted expected cash flows to be generated by a long-lived asset or asset group are less than its carrying amount, we record an impairment to write down the long-lived asset or asset group to its estimated fair value. Fair value is estimated based on discounted expected future cash flows. No impairment of long-lived assets was considered necessary during the three or nine month periods ended November 30, 2011 or 2010.

Business Combinations

We account for business combinations using the acquisition method of accounting. The consideration transferred or transferable to sellers and the assets acquired and liabilities assumed are recorded at their estimated fair values at the date of acquistion. Acquisition transaction costs are expensed as incurred.

Deferred Revenues

Deferred revenues primarily consist of billings or payments received in advance of revenue recognition from our subscription and professional services and support and maintenance revenues and are recognized as the revenue recognition criteria are met. We generally invoice our customers in monthly or quarterly installments for subscription revenue and as services are provided. Accordingly, the deferred revenues balance does not represent the total contract value of annual or multi-year non-cancelable subscription agreements.  Deferred revenues also include certain deferred professional services fees, which are recognized as revenues ratably over the associated contract term or under a percentage of completion.

Share-Based Payments

The fair value of our share based payments for stock options and stock warrants is estimated at the grant date based on the stock award’s fair value as calculated by the Black-Scholes-Merton (“BSM”) option-pricing model and is recognized as expense over the requisite service period using the straight line method. The BSM model requires various highly judgmental assumptions including expected volatility and option life. We estimate the forfeiture rate based on historical experience. To the extent our actual forfeiture rate is different from our estimates; share-based payment expense is adjusted accordingly in that period.

Revenue Recognition Policy

The Company provides access to its AD LIFE™ 4.0 and HIP 7.0 software-as-a-service (“SaaS”) mobile marketing platforms and services through term license fees, support fees, and mobile marketing campaign fees.  The contracts generally include multiple elements as part of the overall service delivery and revenues are generally recognized over the term of the contract.  The Company also offers professional services related to the strategy and execution of mobile marketing campaigns.  Professional services revenue is recognized as the services are performed as these services have value on a standalone basis, do not involve unique acceptance criteria and have a fair value that can be obtained as the other services are generally sold without professional services.

Contracts may include multiple deliverables such as production and delivery of media content, hosting, fees from content retention, delivery or placement of mobile or online advertising content.  Contracts may also include multiple deliverables such as custom software creation, audio production, and delivery of online media content or hosting. Revenues from multiple delivery contracts for the production and delivery of online media content and hosting are recorded pro-rata over the term of the media content production, delivery or hosting period.

Revenues from the creation of custom software are generally a component of contracts that include hosting and/or production and delivery services. Software revenues are recorded when the software is completed and accepted by the client if the software has free standing functionality, the fee for the software is separately determinable and the Company has demonstrated its capability of completing any remaining terms under the contract. Otherwise all revenues under the multi-deliverable contracts are recorded pro rata over the term of the production and content delivery or hosting period.

Fees for producing interactive advertising content are based upon a fee for the production and hosting of the advertising content and/or a percentage of the fees paid by third party advertisers. Fees from third parties for the production and hosting of the advertising content are recorded pro rata over the related hosting period. Fees representing a percentage of the fees paid by third party advertisers for advertising on third party or company websites are recorded when the contractual criteria has been met and amounts are due from third party advertisers.

Income or Loss Per Share

Basic income or loss per share is computed using the weighted average number of common shares outstanding during the period, and excludes any dilutive effects of common stock equivalent shares, such as stock options and stock warrants. Diluted income or loss per share is computed using the weighted average number of common shares outstanding and common stock equivalent shares outstanding during the period using the treasury stock method. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive, see Note 3.

Recently Issued Accounting Standards

In May 2011, the FASB amended ASC 820, “Fair Value Measurements.” This amendment is intended to result in convergence between U.S. GAAP and International Financial Reporting Standards requirements for measurement of and disclosures about fair value. This guidance clarifies the application of existing fair value measurements and disclosures, and changes certain principles or requirements for fair value measurements and disclosures. The updated guidance is effective on a prospective basis for financial statements issued for interim and annual periods beginning after December 15, 2011. The adoption of this guidance will not have a material impact on our consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Testing Goodwill for Impairment.” ASU 2011-08 simplifies the goodwill impairment assessment by permitting a company to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If the conclusion is that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the company would be required to conduct the current two-step goodwill impairment test. Otherwise, it would not need to apply the two-step test. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. We do not expect the adoption of ASU 2011-08 to have a material impact on our financial position, results of operations, or cash flows.

2.  RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

On December 22, 2011, based on the recommendation of the Audit Committee, the Board of Directors determined that the Company should restate its consolidated financial statements for the second quarterly period of fiscal year 2012, ending August 31, 2011. Accordingly, on December 29, 2011, the Company announced that its previously released financial statements for this period should not be relied upon.

The Company identified the following errors within its previously issued financial statements for the period ended August 31, 2011; which were corrected in the Form 10-Q/A for the period ended August 31, 2011, filed on January 17, 2012.

Accounting for share-based payments and warrants - The Company corrected errors in the recognition of share-based payments. The Company incorrectly recognized expense related to share based payments issued to employees and service providers, using the contractual term of the warrant rather than the corresponding vesting or requisite service period. Additionally, for certain warrants issued in connection with equity financings or issued in connection with the issuance of common stock, the Company incorrectly recognized warrant expense during the period, instead of classifying the amount as an adjustment to paid in capital. The errors related to the share-based payments impacted the quarterly interim period ended August 31, 2011 resulting in an increase to warrant expense of $300,000.

Accounting for business combinations — The Company corrected errors in the accounting for its business acquisitions of Hipcricket, Inc. (“Hipcricket”) and JAGTAG.  To correct the error related to the acquisition of Hipcricket the Company has recorded an increase to goodwill and to acquisition related contingent consideration to reflect the fair value of the contingent consideration related to the earn-out described in Note 4, resulting in a $23,284,000 increase, respectively, as of the date of acquisition.  The Company also incorrectly capitalized acquisition related transaction costs for the Hipcricket and JAGTAG business acquisitions, which should be expensed as incurred.  This change resulted in additional transaction expense of $696,616 during the six month period ended August 31, 2011.  These acquisitions were consummated during the Company’s second quarter ended August 31, 2011.

NOTE 3 — EQUITY TRANSACTIONS

COMMON STOCK:

During the nine months ended November 30, 2011, Augme completed the following common stock transactions:

Issued 9,400,000 common shares in connection with a public offering, with net proceeds of $18,743,052.  These shares were issued at $2.15 per share, and were registered on an S-3 registration statement which we filed with the Securities and Exchange Commission and which allows us to sell securities having a total value of up to $75.0 million.  Transaction fees and other fees related the underwriting were $1,466,948.

Issued 11,457,359 shares of common shares in connection with the asset purchase acquisition of Hipcricket at a price of $3.10, and issued 1,464,085 shares of common stock in connection with the acquisition of JAGTAG at a price per share of $3.86.

Issued 111,191 shares of common stock for investment banking services related to the acquisition of Hipcricket at a price of $2.15 per share.

STOCK OPTIONS AND WARRANTS:

STOCK OPTIONS

The estimated fair value of stock-based awards is recognized as compensation expense over the vesting period of the award, net of estimated forfeitures. We estimate forfeitures based on historical experience and expected future activity. The fair value of stock option awards is estimated at the grant date based on the fair value of each vesting tranche as calculated by the BSM option-pricing model. The BSM model requires various highly judgmental assumptions including expected volatility and option life. The fair values of our equity awards, primarily stock option grants, were estimated with the following weighted average assumptions:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2011	2010	2011	2010
Dividend yield	0%	0%	0%	0%
Expected life	5	5	5	5
Expected volatility	77.7%	76%	77.7%	76%
Risk-free interest rate	.4%	1%	.4%	1%

The affect on our results of operations of recording stock-based compensation expense for the three and nine months ended November 30, 2011 and 2010 was as follows, which is included in Selling, General Administrative expenses within the statement of operations:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2011	2010	2011	2010
Total stock-based compensation expense	$2,316,000	$414,213	$4,670,498	$1,053,647

The Company maintains stock incentive plans for its employees. The 2010 Stock Incentive Plan provides for the grant to employees, officers, directors and consultants of options, restricted shares, and other stock based awards to purchase up to an aggregate of 15,000,000 shares of common stock. The stock based awards may consist of both incentive stock options and non-qualified options.  The Company issued 10,924,971 stock options under this plan as of November 30, 2011.

The Company also has issued non-qualified stock options to consultants and vendors for services provided, as well as employees, including officers, directors and consultants.

The summary of activity for Augme’s stock options is presented below:

	Number of Options	Weighted Average Exercise Price

Options outstanding at February 28, 2011	13,945,029	$1.68
Granted	6,361,150	$3.17
Exercised	(1,140,812)	$1.02
Cancelled and Expired	(65,000)	$0.62
Forfeited	(1,397,665)	$3.31
Options outstanding at November 30, 2011	17,702,702	$2.14
Options exercisable at November 30, 2011	11,504,518	$1.78

Exercise price per share of options outstanding	$2.14

Weighted average remaining contractual lives	4.22

As of November 30, 2011, there was $18,305,612 of unamortized stock option expense, which is expected to be amortized through August 2016 over the remaining weighted average expected life 4.22 years.

The aggregate intrinsic value of the exercisable options at November 30, 2011 was $3,955,671

WARRANTS:

As of November 30, 2011 there was $951,081 of unamortized expense, which is expected to be expensed through November 2013 over the remaining weighted average contractual life of 3.19 years.

The estimated fair values of our stock warrant awards issued to service providers and employees were estimated with the following weighted average assumptions:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2011	2010	2011	2010
Dividend yield	0%	0%	0%	0%
Contractual life	3	3	3.9	3
Expected volatility	81.32%	78.3%	77.8%	78.3%
Risk-free interest rate	.4%	.74%	.4%	.74%

The fair value of the stock warrants issued is expensed.  The warrant expense for the three and nine months ended November 30, 2011 and 2010 was as follows, which is included in Selling, General and Administrative expense within the statement of operations:

	Three Months Ended November 30,		Nine Months Ended November 30,
	2011	2010	2011	2010
Total warrant expense	$893,943	$201,168	$2,339,790	$3,936,634

The summary of activity for Augme’s warrants is presented below:

	Number of Warrants	Weighted Average Exercise Price

Warrants outstanding at February 28, 2011	10,680,981	$1.63
Exercised	(1,833,920)	$1.17
Granted	1,217,724	$2.95
Forfeited, Cancelled and Expired	(237,144)	$3.90
Warrants outstanding at November 30, 2011	9,827,641	$1.83

Warrants exercisable and outstanding at November 30, 2011	9,820,141	$1.83
Weighted average remaining contractual lives	3.19

The aggregate intrinsic value of the exercisable warrants at November 30, 2011 was $2,896,622.

Common Stock Reserved for Future Issuance

The following table summarizes our shares of common stock reserved for future issuance at November 30, 2011:

November 30, 2011
Stock options outstanding	17,702,702
Warrants outstanding	9,827,641
Stock options available for future grant	4,218,640
Common stock reserved for future issuance	31,748,983

NOTE 4 - ACQUISITIONS

Acquisition of Hipcricket, Inc. Assets:  On August 25, 2011, Augme completed its acquisition of the business and substantially all of the assets of Hipcricket pursuant to the Amended and Restated Asset Purchase Agreement, dated August 25, 2011, between Augme and Hipcricket, as described under Item 1.01 of Augme’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2011. The Company has accounted for the acquisition as a business combination. The results of Hipcricket’s operations have been included in the consolidated financial statements of the Company since the date of the acquisition.

The estimated fair value of the consideration was $62.8 million, included $3 million in cash, $35.5 million in Augme’s common stock (11,457,359 shares at a price of $3.10), a $1 million promissory note, and $2 million to be paid to holders of Hipcricket options, which amount Augme may pay, at its discretion, in either cash or Augme’s common stock.   In addition, the transaction calls for a twelve-month earn-out payment to Hipcricket shareholders and employees, which if achieved will be no less than $15.0 million and may be as high as $27.5 million.  The earn-out may be paid in cash or Augme’s common stock at Augme’s discretion provided that the transaction remains a tax-free reorganization.  The contingent consideration recorded at the time of the acquisition was $23.3 million which is the discounted present value of the estimated earn-out of $25.2 million.  As of November 30, 2011, the Company remeasured the contingent consideration to fair value and increased the acquisition related contingent consideration by $966,750 which is classified in other expense.

The consideration and the tangible and intangible assets acquired and liabilities assumed have been recorded at their estimated fair values. The fair value of the consideration paid in excess of net assets acquired is recorded as goodwill. Management used an independent valuation to estimate the acquisition date fair values.  The following table summarizes the estimates of fair value as of the date of acquisition:

Consideration:
Cash paid	$3,000,000
Common stock issued to Hipcricket stakeholders	35,517,813
Promissory Note	1,000,000
Contingent acquisition payable (in cash or common stock)	23,284,000

Total purchase price	$62,801,813

Assets acquired, liabilities assumed and goodwill:
Accounts receivable	$2,014,109
Prepayments and deposits	189,052
Accounts payable	(413,352)
Deferred revenue	(565,735)
Intangible assets	27,200,000

Total assets acquired and liabilities assumed	28,424,074

Goodwill	34,377,739

Total net assets acquired and goodwill	$62,801,813

The following table reflects the fair value of the acquired identifiable intangible assets and related estimates of useful lives:

	Fair value	Useful life
		(In years)
Customer relationships	$11,900,000	5
Acquired technology	6,600,000	5
Acquired trade name	8,700,000

Total intangible asset value	$27,200,000

Unaudited Pro Forma Results of Operations for Hipcricket Acquisition

The results of this acquisition are included in the consolidated financial statements from the date of acquisition. The unaudited pro forma results of operations data are being furnished solely for informational purposes and are not intended to represent or be indicative of the consolidated results of operations that we would have reported had the Hipcricket acquisition been completed as of the dates and for the periods presented, nor are they necessarily indicative of future results.

Pro forma
3 months Ended
11/30/10

Revenue	$2,907,917
Net income (loss)	(3,765,085)
Weighted average common shares	60,412,028
Basic and diluted net income (loss) per share	$(.06)

	Pro forma	Pro forma
	9 months Ended	9 months Ended
	11/30/11	11/30/10

Revenue	$12,237,739	$7,450,756
Net income (loss)	(31,528,131)	(13,398,420)
Weighted average common shares	70,422,761	58,549,934
Basic and diluted net income (loss) per share	$(.45)	$(.23)

Acquisition of JAGTAG, Inc. Assets:  On July 22, 2011, Augme completed its acquisition of the business and substantially all of the assets of JAGTAG pursuant to the Asset Purchase Agreement, dated July 22, 2011, between Augme and JAGTAG, as described under Item 1.01 of Augme’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 26, 2011. The Company has accounted for the acquisition as a business combination. The results of JAGTAG’s operations have been included in the consolidated financial statements of the Company since the date of the acquisition.  The estimated fair value of the consideration transferred to sellers was $5.6 million, comprised of 1,464,085 shares of Augme common stock at a price of $3.86 per share.

The estimated fair value of the intangible assets was based on a preliminary valuation and the final purchase price allocation may differ due to ongoing evaluations of the valuation. The following table summarizes the estimates of fair value as of the date of acquisition:

Consideration
Common Stock issued to JAGTAG Shareholders	$5,651,368

Allocation of Purchase Price
Cash	$32,206
Accounts Receivable	266,047
Accounts Payable	(539,225)
Other Liabilities	(80,547)
Deferred Revenue	(202,195)
Patents (10 year expected life)	6,175,082
$5,651,368

NOTE 5 — GOODWILL AND INTANGIBLE ASSETS

The changes in the carrying amount of goodwill for the nine months ended November 30, 2011 are as follows:

Balance as of February 28, 2011	$13,106,969
Goodwill acquired	34,377,739
Goodwill adjustment	—
Total	$47,484,708

We do not expect all of the amounts recorded as goodwill to be deductible for tax purposes. The measurement period for purchase price allocations ends as soon as information on the facts and circumstances becomes available, but will not exceed 12 months. Adjustments in the purchase price allocation may require a recasting of the amounts allocated to goodwill retroactive to the period in which the acquisition occurred.

Intangible assets relate to patent filing and patent protection litigation costs; as well as customer relationships, trade names, trademarks and technology obtained in past acquisitions, including the acquisitions of Hipcricket and JAGTAG during fiscal 2012. The following table presents the gross carrying value of the acquired intangible assets and accumulated amortization:

		As of November 30, 2011
	Useful Life in Months	Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Patent Litigation		$4,840,754	$10,296	$4,830,458
Patent Acquisition Costs	180	63,800	836	62,964
Patents	60	6,175,082	95,842	6,079,240
Acquired technology	60	7,270,000	648,250	6,621,750
Customer relationships	60	12,910,291	1,069,670	11,840,621
Software	36	2,079,414	1,716,275	363,140
Non-compete agreements	36	212,000	167,833	44,167
Trade names and trademarks	indefinite	8,700,000		8,700,000
Total		$42,251,341	$3,709,002	$38,542,339

		As of February 28, 2011
		Gross Carrying Amount	Accumulated Amortization	Net Carrying Value
Patent Litigation		$3,124,632	$10,296	$3,114,336
Acquired technology	60	670,000	217,750	452,250
Customer relationships	72	950,000	257,292	692,708
Software	36	2,079,414	1,498,580	580,834
Non-compete agreements	36	212,000	114,833	97,167
Trade names and trademarks	24	44,000	35,750	8,250
Total		$7,080,046	$2,134,501	$4,945,545

Amortization expense was $1,165,824 and $1,558,210 for the three and nine months ended November 30, 2011, respectively, and $170,688 and $520,713 for the three and nine months ended November 30, 2010 respectively. Amortization in future periods is expected to be as follows:

Remainder of 2012	$1,386,125
2013	5,500,331
2014	5,183,885
2015	5,099,921
2016	4,950,613
Thereafter	7,721,464
Total	$29,842,339

NOTE 6 — FAIR VALUE MEASUREMENTS

The changes in the carrying amount in the fair value of acquisition related contingent consideration for the nine months ended November 30, 2011 are as follows

Balance as of February 28, 2011	$-0-
Contingent acquisition payable	23,284,000
Accretion adjustment for present value	966,750
Total	$24,250,750

NOTE 7 — CONTINGENCIES

Litigation

In the normal course of business, we may become involved in various legal proceedings.  Except as stated below, we know of no pending or threatened legal proceeding to which we are or will be a party that, if successful, might result in a material adverse change in our business, properties or financial condition.

Litigation Update

Tacoda, Inc. In 2007, Augme filed a lawsuit against Tacoda, Inc. in the U.S. District Court for the Southern District of New York, seeking damages for alleged infringement of Augme-owned U.S. Patent Nos. 6,594,691 (“Method and System for Adding Function to a Web Page”) and 7,269,636 (“Method and Code Module for Adding Function to a Web Page”).  On September 6, 2011, Judge McMahon issued a Supplemental Claims Construction ruling that is believed to be favorable to the Company with respect to certain claim interpretations. On November 14, 2011, Hon. Colleen McMahon, District Judge for the U.S. District Court for the Southern District of New York, issued an order granting in part and denying in part Defendants AOL’s and Tacoda’s motion for a summary judgment of non-infringement.

Augme had asserted that AOL/Tacoda had infringed its patented targeted advertising technology on two distinct grounds. The Court held that Augme could not prevail on one of the asserted grounds under the Court’s claim construction ruling.  The Court withheld ruling on the other ground and requested that Augme provide further briefing to establish that the Data Agent combined with Data Tag employed in Defendants’ advertising network operates in essentially the same manner as claimed within the patents asserted by Augme.  Augme filed an Opposition Brief on December 5, 2011 asserting that infringement exists under the Doctrine of Equivalents. If the Court agrees with Augme’s position, the case will proceed to trial.

AOL, LLC; Time Warner, Inc.; and Platform-A, Inc.  On September 10, 2008, the Company filed a complaint against AOL, LLC in the U.S. District Court for the Central District of California, seeking damages for alleged infringement of its trademark BOOMBOX RADIO.  On January 21, 2009, the Company filed a First Amended Complaint against AOL, LLC; Time Warner, Inc.; and Platform-A, Inc., for trademark infringement relating to the mark BOOMBOX RADIO, and infringement of the Company’s U.S. Patent Nos. 6,594,691 and 7,269,636.  Pursuant to a court order dated April 14, 2009, the case was transferred to the U.S. District Court, Southern District of New York.  This case has been stayed pending the outcome of Augme’s case against AOL and Tacoda.  A pre-trial scheduling conference has been scheduled with Judge Robert Sweet for February 1, 2012.

Yahoo! Inc.  On November 16, 2009, Augme filed a complaint against Yahoo! Inc. seeking damages for alleged infringement relating to its U.S. Patent Nos. 6,594,691 and 7,269,636.  The matter is currently pending in the United States District Court for the Northern District of California, Case No. C-09-5386 EDL.  The remedies available to Augme, if successful, include an injunction prohibiting any infringing acts, an appropriate award of damages adequate to compensate the Company for the infringement, and potential attorneys’ fees and costs of the action.

On November 12, 2010, Yahoo! filed a motion for summary judgment with the United States District Court for the Northern District of California.  On December 3, 2010, an order was issued by Magistrate Judge Joseph C. Spero denying the Yahoo! motion without prejudice.  On December 3, 2010, Yahoo! filed a Notice of Motion and Motion for Leave to File Amended Answer with Additional Counterclaims seeking damages for costs of defense and willful infringement, and to join World Talk Radio, LLC as a Counterclaim Defendant.  Augme believes that there is no merit with respect to these counterclaims and will continue to vigorously pursue the prosecution of the claims related to Yahoo!’s infringement against the Company’s patents.  On August 11, 2011, a Markman hearing was held at the United States District Court for the Northern District of California with Magistrate Judge Joseph C. Spero.  On September 13, 2011, Judge Spero issued a Claims Construction Order that is believed to be favorable to the Company with respect to certain claim interpretations.  On January 6, 2012, Judge Spero issued an order setting the trial date for this matter to be held January 7, 2013.

On November 30, 2011, the United States Patent and Trademark Office’s (“USPTO”) announced its decision to grant Yahoo Inc.’s request for reexamination on the Company’s U.S. Patent No. 7,269,636.  It is believed that Augme has strong evidence supporting the patentability of the claims of its patent and that the outcome of this reexamination proceeding will only further enhance the strength of the patent.

The Company has filed two Inter Partes Reexamination Requests with assignments to the Central Reexamination Unit of the USPTO for the Yahoo! U.S. Patent Nos. 7,640,320 and 7,512,622 that Yahoo! has asserted in its counterclaim against Augme.  Both requests for reexamination have been accepted and assigned filing dates and control numbers by the USPTO.  The Notices were mailed on November 7, 2011 and November 14, 2011 but were assigned sequential Control Nos. 95/001,794 and 95/011,795.  Both requests received a filing date of October 26, 2011.  On January 5, 2012, the requests were accepted by the USPTO Central Reexamination Unit. This case remains pending.

Pandora Media, Inc.  On April 29, 2011, Augme filed a complaint against Pandora Media, Inc. in the U.S. District Court, District of Delaware, seeking damages relating to the alleged infringement of Augme’s U.S. Patent No. 7,831,690 (“Appliance Metaphor For Adding Media Function To A Web Page”).  Pandora answered on June 22, 2011.  On November 22, 2011 Pandora announced Quarterly revenue of $75 million has grown 99% year-over-year, Quarterly total listener hours of 2.1 billion grew 104% year-over-year, and its 66% share of U.S. Internet radio grew from 53% from last year and its’ 4.3% share of total U.S. radio listening grew from 2.1% in 3Q11. Pandora also announced that the company raises fiscal 2012 revenue and profitability guidance. Augme’s experts have begun to quantify royalty and estimated damages related to Pandora’s infringement of Augme’s ‘690 patent.  Discovery has begun, and the Company intends to vigorously prosecute this action.

Gannett Co., Inc. Lucidmedia Networks, Inc.; and AOL, Inc.  On April 29, 2011, Augme filed a complaint against Gannett Co., Inc.; Lucidmedia Networks, Inc.; and AOL, Inc. in the U.S. District Court for the Eastern District of Virginia, seeking damages relating to the alleged infringement of the Company’s U.S. Patent Nos. 7,783,721 (“Method and Code Module For Adding Function to a Web Page”) and 7,831,690 (see above).  On July 26, 2011, the case was moved to the U.S. District Court for the Southern District of New York.  This case remains pending.

On June 24, 2011, Lucidmedia Networks, Inc. filed a counterclaim suit against Augme in the U.S. District Court for the Eastern District of Virginia.  The Company intends to vigorously contest the merit of these counterclaims and will continue to pursue the prosecution of infringement against Lucidmedia Networks, Inc. on the Company’s patent claims.  This case will be tried separately from the Gannett Co., Inc.; Lucidmedia Networks, Inc.; and AOL, Inc case described above.  A mediation conference is scheduled for January 23, 2012.

Brandofino Communications v. Augme Technologies, Inc. On September 27, 2011 Brandofino Communications, Inc. (“Brandofino”) filed suit against Augme and New Aug LLC in the Supreme Court of the State of New York, New York County. The complaint alleges, inter alia, breach of contract and unjust enrichment claims arising from work Brandofino allegedly performed for Augme pursuant to a marketing agreement entered into by Brandofino and Augme. The complaint seeks damages in excess of one million dollars. Augme has served its Answer and set forth counterclaims for breach of contract, unfair competition, and violations of New York General Business Law Section 349 (relating to violations of Augme’s intellectual property rights). The Company intends to vigorously contest the merit of this case.

NOTE 8 — CONCENTRATION OF RISK

During the quarter ended November 30, 2011, 3 clients accounted for approximately 10 percent, 7 percent and 6 percent respectively of the Company’s revenue and no other client was over 5 percent.  In the quarter ended November 30, 2010 there were 3 clients that accounted for over 55 percent of revenues.

At November 30, 2011 four customers accounted for 32 percent of accounts receivable, the largest is 17 percent.  At February 28, 2011 three customers accounted for 62 percent of accounts receivable.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward-looking statements.  These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Factors that might affect our forward-looking statements include, among other things:

•      overall economic and business conditions;

•      the demand for our products and services;

•      competitive factors in the industries in which we compete;

•      emergence of new technologies which compete with our product and service offerings;

•      other capital market conditions, including availability of funding sources;

•      changes in government regulations related to our industry.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  We discuss many of these risks in greater detail under the heading “Risk Factors” included in our Annual Report on Form 10-K, as amended, which we filed with the Securities and Exchange Commission.  Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.  Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

OVERVIEW

We provide strategic services and mobile technology to leading consumer and healthcare brands. Our sales are comprised of a combination of SaaS based sales, individual campaign fees, and mobile advertising fees.

We own the “Method and System for Adding Function to a Webpage” portfolio of patents, which cover technical processes and methods that we believe are an indispensable component of behavioral targeting — the automatic provision of customized content to individuals based on information such as past web activity, personal preferences, geography, or demographic data.  Our AD LIFE™ 4.0 and HIP 7.0 SaaS mobile marketing technologies have been used in campaigns for such clients as Macy’s, MillerCoors, Nestle, KFC, and Clear Channel.  Our technologies allow marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs across mobile channels, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps.  AD LIFE™ 4.0 and HIP 7.0 facilitate consumer brand interactions and the ability to track and analyze campaign results.  We believe that our patented device-detection and proprietary mobile content adaptation software provides a solution to the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. We also provide business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics.  We are headquartered in New York City.

On August 25, 2011, we completed our acquisition of the business and substantially all of the assets of Hipcricket.  Hipcricket provides a cloud-based mobile marketing and advertising SaaS platform that empowers its clients to engage customers, drive loyalty, and increase sales by creating, analyzing, and optimizing integrated mobile marketing campaigns and enterprise class solutions.  Hipcricket’s clients connect with consumers across every mobile channel, including SMS, 2D/QR codes, mobile Web sites, advertising networks, social media and branded apps.  Hipcricket has also created the first comprehensive permission-based mobile ad network, targeting customers via location and highly-specific demographic information across SMS, display, rich media and video.

On July 22, 2011, we completed our acquisition of the business and substantially all of the assets of JAGTAG. Unlike other 2D barcode systems, JAGTAG delivers multimedia to both smartphones and standard phones without requiring the consumer to download an application prior to use. As a result, JAGTAG can share video, images, music and text with more mobile consumers than mobile web-dependent media. Anywhere mobile consumers encounter JAGTAGs, they can use their phones to request and immediately receive multimedia content, including video, audio, pictures, coupons and text.

Our goal is to be the leading provider of mobile marketing.  The principal elements of our strategy to achieve this goal are to:

•                  capitalize upon our existing patented technology to further develop new product innovations and licensing opportunities, fully leveraging the value of our technology and patent portfolio;

•                  invest in our platform to address changes in our end markets and technology;

•                  further penetrate brands within our existing customer base and add new strategic relationships with brands and advertising agencies;

•                  grow our revenue by increasing the size of our sales team; and

•                  monetize the value of our intellectual property through patent enforcement, licensing and collaboration efforts.

Trends, Events and Uncertainties

On August 25, 2011 (the “Closing Date”) we acquired all of the assets of Hipcricket, including its intellectual property, and we assumed certain liabilities.  Among the liabilities we assumed were liabilities arising after the Closing Date that were in connection with or incidental to our ownership of the acquired assets.

In December 2008, Hipcricket received a letter from TeleComunications Systems, Inc. (“TCS”) alleging patent infringement related to wireless messaging.  To date, TCS had not instituted any legal action against Hipcricket relating to these allegations.  Since June 2010 five Hipcricket clients received infringement notices from Helferich Patent Licensing, LLC (“Helferich”) involving multiple patents and these clients sought indemnity from Hipcricket against these claims.  To date, Helferich does not assert that Hipcricket’s patents or technology have infringed Helferich’s patents.

A portion of the aggregate share consideration we paid to Hipcricket for its assets was placed in escrow (the “Indemnification Escrow”) with our transfer agent, and a portion of the Indemnification Escrow (the “IP Escrow”) will be held for a period of one year from the Closing Date, and the IP Escrow will be held for a period of two years from the Closing Date, in order to secure any damages that may result from any breach of a representation, warranty or covenant of Hipcricket in the Amended and Restated Asset Purchase Agreement, any liability arising out of the ownership or operation of the assets prior to the Closing Date other than assumed liabilities, and certain retained liabilities of Hipcricket.  In addition, the IP Escrow will be available to secure any damages that may arise relating to any infringement claims involving Hipcricket’s intellectual property and other costs related to resolving any such claims.

While we believe that it is unlikely that either TCS or Helferich would be successful in prevailing in an action for patent infringement against us as the current owners of the patents at issue, we cannot assure you that will be the case and we have made no assessment of what the damages could be if such an action were filed and either TCS or Helferich prevailed on its claims.

Off-Balance Sheet Arrangements

We do not have off-balance sheet arrangements.  We do not participate in transactions that generate relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, often established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies

General

Our discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Capitalized Legal Patent Costs

We capitalize external legal costs incurred in the defense of our patents where we believe that there is an evident increase in the value of the patent and that the successful outcome of the legal action is probable. During the course of any legal action, the court where the case is pending makes decisions and issues rulings of various kinds, which may be favorable or unfavorable. We monitor developments in the legal action, the legal costs incurred and the anticipated outcome of the legal action, and assess the likelihood of a successful outcome based on the entire action. If changes in the anticipated outcome occur that reduce the likelihood of a successful outcome of the entire action to less than probable, the capitalized costs would be charged to expense in the period in which the change is determined. The capitalized legal patent costs are recorded within intangible assets on our consolidated balance sheets.

Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over the estimated useful life. A majority of our finite-lived intangible assets pertain to a portion of our patent portfolio, acquired customer relationships, trade names and trademarks, and have estimated useful lives ranging from 5 years to 10 years. See Note 5.

Goodwill

Goodwill represents the excess of the purchase price over the estimated fair value of the net tangible and intangible assets of acquired entities. We perform a goodwill impairment test annually on February 28 of our fiscal year and more frequently if an event or circumstance indicates that an impairment may have occurred. We did not record any charges related to goodwill impairment during the year ended February 28, 2011 or the unaudited nine months ended November 30, 2011.

Impairment of Long-Lived Assets including Intangible Assets

We assess the recoverability of long-lived assets when events or circumstances indicate that the carrying amount of an asset may not be fully recoverable. If undiscounted expected cash flows to be generated by a long-lived asset or asset group are less than its carrying amount, we record an impairment to write down the long-lived asset or asset group to its estimated fair value. Fair value is estimated based on discounted expected future cash flows. No impairment of long-lived assets was considered necessary during the three or nine month periods ended November 30, 2011 or 2010.

Business Combinations

We account for business combinations using the acquisition method of accounting.  The consideration transferred or transferable to sellers and the assets acquired and liabilities assumed are recorded at their estimated fair values at the date of acquisition. Acquisition transactions costs are expensed as incurred.

Deferred Revenues

Deferred revenues primarily consists of billings or payments received in advance of revenue recognition from our subscription and professional services and support and maintenance revenues and are recognized as the revenue recognition criteria are met. We generally invoice our customers in monthly or quarterly installments for subscriptions revenue and as services are provided. Accordingly, the deferred revenues balance does not represent the total contract value of annual or multi-year non-cancelable subscription agreements.  Deferred revenues also include certain deferred professional services fees, which are recognized as revenues ratably over the associated contract term or under a percentage of completion.

Share-Based Payments

The fair value of our share based payments for stock options and stock warrants is estimated at the grant date based on the stock award’s fair value as calculated by the Black-Scholes-Merton (“BSM”) option-pricing model and is recognized as expense over the requisite service period using a straight line method. The BSM model requires various highly judgmental assumptions including expected volatility and option life. We estimate the forfeiture rate based on historical experience. To the extent our actual forfeiture rate is different from our estimates, share-based payment expense is adjusted accordingly in that period

Revenue Recognition Policy

The Company provides access to its AD LIFE™ 4.0 and HIP 7.0 software-as-a-service (“SaaS”) mobile marketing platforms and services through term license fees, support fees, and mobile marketing campaign fees.  The contracts generally include multiple elements as part of the overall service delivery and revenues are generally recognized over the term of the contract.  The Company also offers professional services related to the strategy and execution of mobile marketing campaigns.  Professional services revenue is recognized as the services are performed as these services have value on a standalone basis, do not involve unique acceptance criteria and have a fair value that can be obtained as the other services are generally sold without professional services.

Contracts may include multiple deliverables such as production and delivery of media content, hosting, fees from content retention, delivery or placement of mobile or online advertising content.  Contracts may also include multiple deliverables such as custom software creation, audio production, and delivery of online media content or hosting. Revenues from multiple delivery contracts for the production and delivery of online media content and hosting are recorded pro-rata over the term of the media content production, delivery or hosting period.

Revenues from the creation of custom software are generally a component of contracts that include hosting and/or production and delivery services. Software revenues are recorded when the software is completed and accepted by the client if the software has free standing functionality, the fee for the software is separately determinable and the Company has demonstrated its capability of completing any remaining terms under the contract. Otherwise all revenues under the multi-deliverable contracts are recorded pro rata over the term of the production and content delivery or hosting period.

Fees for producing interactive advertising content are based upon a fee for the production and hosting of the advertising content and/or a percentage of the fees paid by third party advertisers. Fees from third parties for the production and hosting of the advertising content are recorded pro rata over the related hosting period. Fees representing a percentage of the fees paid by third party advertisers for advertising on third party or company websites are recorded when the contractual criteria has been met and amounts are due from third party advertisers.

Income or Loss Per Share

Basic income or loss per share is computed using the weighted average number of common shares outstanding during the period, and excludes any dilutive effects of common stock equivalent shares, such as stock options and stock warrants, Diluted income or loss per share is computed using the weighted average number of common shares outstanding and common stock equivalent shares outstanding during the period using the treasury stock. Common stock equivalent shares are excluded from the computation if their effect is anti-dilutive, see Note 3.

Recently Issued Accounting Standards

In May 2011, the FASB amended ASC 820, “Fair Value Measurements.” This amendment is intended to result in convergence between U.S. GAAP and International Financial Reporting Standards requirements for measurement of and disclosures about fair value. This guidance clarifies the application of existing fair value measurements and disclosures, and changes certain principles or requirements for fair value measurements and disclosures. The updated guidance is effective on a prospective basis for financial statements issued for interim and annual periods beginning after December 15, 2011. The adoption of this guidance will not have a material impact on our consolidated financial statements.

In September 2011, the FASB issued ASU No. 2011-08, “Testing Goodwill for Impairment.” ASU 2011-08 simplifies the goodwill impairment assessment by permitting a company to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If the conclusion is that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the company would be required to conduct the current two-step goodwill impairment test. Otherwise, it would not need to apply the two-step test. ASU 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. We don’t expect the adoption of ASU 2011-08 to have a material impact on our financial position, results of operations, or cash flows.

Results of Operations

The discussion of the results of our operations compares the quarter ended November 30, 2011 with the quarter ended November 30, 2010, and is not necessarily indicative of the results which may be expected for any subsequent period.  Our prospects should be considered in light of the risks, expenses and difficulties encountered by companies in similar positions. We may not be successful in addressing these risks and difficulties.

Three Months Ended November 30, 2011 Compared to November 30, 2010

For the quarter ended November 30, 2011, revenues were $4,424,540 compared to $853,169 for the quarter ended November 30, 2010, an increase of 419%. The resulting increase is directly related to the acquisitions of Hipcricket and JAGTAG assets.  Cost of sales were $1,400,658 for the November 30, 2011 quarter compared to $361,349 for the quarter ended November 30, 2010 reflecting additional costs related to the additional revenues.  The gross profit margin for the quarter ended November 30, 2011 was 216% compared with 136% for the quarter ended November 30, 2010, as a result of the mix of business and cost efficiencies.

Selling, general, and administrative expenses were $13,166,744 for the quarter ended November 30, 2011 compared with $3,064,546 for the quarter ended November 30, 2010, an increase of $10,102,198, or 330%. This includes expenses for payroll, accounting, professional services, consulting fees share based payment and patent research costs. Professional fees were $1.3 million for the current quarter compared with $136,000 for the quarter ended November 30, 2010. Included in professional fees were one-time fees related to the combination of Augme, JAGTAG and Hipcricket of approximately $300,000 and other one-time expenses related to the combination were $1 million.  The non-cash accrual of the discount on the earn-out related to the purchase of Hipcricket was $966,750. Stock, option and warrant non-cash expenses totaled $3,209,943 for the quarter ended November 30, 2011 compared with $615,381 for the quarter ended November 30, 2010, an increase of 422%, and consisted of the fair value accounting for stock options and certain expenses that were paid with shares of our common stock.

Depreciation and amortization expense was $1,236,520 for the quarter ended November 30, 2011 compared with $261,209 in the quarter ended November 30, 2010, an increase of 373%. Amortization expense increased to $1,165,824 for the quarter ended November 30, 2011 compared to $170,688 for the quarter ended November 30, 2010.  Depreciation expense for the quarter ended November 30, 2011 decreased to $70,696 compared to $90,521 for the quarter ended November 30, 2010. The total increase in depreciation and amortization relates to the acquisitions of JAGTAG and Hipcricket.

Interest income was $2,093 for the three months ended November 30, 2011 compared with interest income of $7 for the quarter ended November 30, 2010.

During the quarter ended November 30, 2011, the Company incurred a net loss of $11,377,289 compared to a net loss of $2,833,928 in the prior year quarter, an increased loss of $8,543,361 or 301%. The increase in the net loss is a result of increased expenses, including non-cash expenses, as described above.

Nine Months Ended November 30, 2011 Compared to November 30, 2010

For the nine months ended November 30, 2011, revenues were $6,917,448 compared to $1,858,208 for the nine months ended November 30, 2010, an increase of 272%. The increase in overall revenues was due to the acquisitions of Hipcricket and JAGTAG and due to increased customer demand for our Ad Life platform.

Costs of sales were $2,175,937 for the nine months ended November 30, 2011 compared to $846,387 during the nine months ended November 30, 2010, an increase of 157%, reflecting higher sales. The gross profit margin for the nine months ended November 30, 2011 was 218% compared with 120% for the nine months ended November 30, 2010 as a result of the mix of business and cost efficiencies.

Selling, general, and administrative expenses were $24,371,640 for the nine months ended November 30, 2011 compared with $6,780,777 for the nine months ended November 30, 2010, an increase of $17,590,863, or 259%. The increase in expense included increased costs related to additional head count and other costs associated with the acquisitions of JAGTAG and Hipcricket and growth in headcount at Augme prior and after the acquisitions. Included in the nine months ended November 30, 2011 are expenses related to the acquisitions of JAGTAG and Hipcricket of $1.1 million and other one-time costs related to the combination of $1.0 million. The non-cash accrual of the discount on the Earnout related to the purchase of Hipcricket was $966,750. Stock, option and warrant non-cash expense was $7,010,288 for the nine months ended November 30, 2011 compared with $2,246,655 for the nine months ended November 30, 2010, an increase of 212%, and consisted of the fair value accounting for stock options and certain expenses that were paid with shares of our common stock.

Depreciation and amortization expense was $1,789,776 for the nine months ended November 30, 2011 compared with $752,925 in the comparable 2010 period, an increase of 138%. Amortization expense increased to $1,558,210 for the nine months ended November 30, 2011 compared to $520,713 for the comparable 2010 period. Depreciation expense for the nine months ended November 30, 2011 decreased to $231,566 compared to $232,212 for the nine months ended November 30, 2010. The increase in depreciation and amortization relates primarily to the increase in intangible assets through our acquisitions.

Interest income was $21,623 for the nine months ended November 30, 2011 compared with interest income of $23 for the nine months ended November 30, 2010.

For the nine months ended November 30, 2011, the Company incurred a net loss of $21,398,282 compared to a net loss of $6,521,858 in the comparable prior year period, an increased net loss of $14,876,354 or 228%.  The increase in the net loss is the result of expenses related primarily to increased expansion and asset acquisition cost.

Liquidity and Capital Resources

On June 29, 2011 we filed an S-3 registration statement with the Securities and Exchange Commission for the purpose of raising up to $75 million through sales of our securities.  The registration statement was declared effective on July 13, 2011.  The registration statement allows us to raise capital by engaging in securities offerings from time-to-time, as funds are needed.  On November 17, 2011, we completed a public offering pursuant to which we sold 9,400,000 shares of the common stock registered on the S-3 registration statement at a price to the public of $2.15 per share.  We raised $18,742,112 in net proceeds and paid $1,466,948 in costs related to the offering.  We expect, in the future, that we will undertake additional offerings of our securities for proceeds of up to the remaining $55 million.

As of November 30, 2011, we had cash balances of $16,947,363.  Due to the sale of our securities, which procured the necessary working capital required to meet operating and general corporate expenditures, we believe that we will have enough cash flow from operations and from these financings to continue for the next twelve months. Furthermore, we also believe that we have the capital necessary to not only maintain current operations, but also to develop and implement our growth strategy in our core businesses as well as ensure a vigorous effort in protecting our intellectual property. During the nine months ended November 30, 2011, we used $10,052,105 of cash in operating activities.  Cash was used primarily to fund our net loss.

We used $4,741,753 of cash in investing activities during the nine months ended November 30, 2011.  Cash was used for acquisitions and the purchase of property and equipment and for the costs incurred in the defense of legal actions related to our patents.  During the nine months ended November 30, 2010, we used a total of $1,722,083 in cash for the purchase of property and equipment and for the costs incurred in defense of the legal actions related to our patents.

During the nine months ended November 30, 2011, we received $2,815,813 in cash from the exercise of stock options and warrants.  During the nine months ended November 30, 2011, we received $18,743,052 in cash from the sale of our common stock.

Cash Commitments

We have the following future or potential cash commitments:

•                    Minimum rents payable under operating leases total $387,000 for the remainder of 2011, $1.8 million in 2012, $1.7 million in 2013, $1.4 million in 2014, $141,000 in 2015, $141,000 in 2016, $141,000 in 2017, and $94,000 in 2018.

•                    Under the terms of the Share Purchase Agreement for Hipcricket, we expect to pay $2.0 million of the purchase price of Hipcricket in January 2012.

•                    Under the terms of the Share Purchase Agreement for Hipcricket, we will pay an earn-out to the sellers of Hipcricket, consisting of both cash and common stock in the second quarter of fiscal 2013 if certain revenue milestones are met related to the acquired business. We currently estimate this earn-out payment to be $24.2 million based on our probability weighted revenue forecasts, and we can settle this obligation using stock through the issuance of an equivalent number of common stock or a combination of stock and up to approximately $9 million cash. The maximum due under the earn-out is $27.5 million.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As of November 30, 2011 we did not hold any derivative financial instruments for speculative or trading purposes. The primary objective of our investment activities is the preservation of principal while maximizing investment income and minimizing risk. As of November 30, 2011, we had $16,947,363 in cash and cash equivalents.

ITEM 4. CONTROLS AND PROCEDURES

Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Act”) is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. Our management, with the participation of our Chief Executive Officer and our Chief Financial Officer, have concluded that, as of November 30, 2011, the Company’s disclosure controls and procedures were ineffective due to material weaknesses in its internal control over financial reporting.  The material weaknesses were caused by the lack of personnel resources with technical accounting expertise who could timely prevent or detect errors relating to accounting for share-based payments and identifying and accounting for business combinations.

Under the direction of the Audit Committee, management will continue to review and make any changes it deems necessary to the overall design of the Company’s internal control over financial reporting, including implementing improvements in policies and procedures. We are working to remediate the identified material weaknesses by improving our internal controls and procedures by ensuring we have resources with sufficient knowledge and understanding of applicable generally accepted accounting principles and regulatory reporting requirements for our industry, including the recent appointment of a new Chief Financial Officer.  Additionally, we are implementing a share-based payment reporting system that will enhance our ability to track and report on our share-based payment activity during the period.

There have been no other material changes in our internal control over financial reporting that occurred during the quarter ended November 30, 2011 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II - OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

The following information discusses legal proceedings which first became a reportable event during the quarter ended November 30, 2011 or which were reported on prior reports we filed with the Securities and Exchange Commission but in which there have been material developments.

Tacoda, Inc. In 2007, Augme filed a lawsuit against Tacoda, Inc. in the U.S. District Court for the Southern District of New York, seeking damages for alleged infringement of Augme-owned U.S. Patent Nos. 6,594,691 (“Method and System for Adding Function to a Web Page”) and 7,269,636 (“Method and Code Module for Adding Function to a Web Page”).  On September 6, 2011, Judge McMahon issued a Supplemental Claims Construction ruling that is believed to be favorable to the Company with respect to certain claim interpretations. On November 14, 2011, Hon. Colleen McMahon, District Judge for the U.S. District Court for the Southern District of New York, issued an order granting in part and denying in part Defendants AOL’s and Tacoda’s motion for a summary judgment of non-infringement.

Augme had asserted that AOL/Tacoda had infringed its patented targeted advertising technology on two distinct grounds. The Court held that Augme could not prevail on one of the asserted grounds under the Court’s claim construction ruling.  The Court withheld ruling on the other ground and requested that Augme provide further briefing to establishthat the Data Agent combined with Data Tag employed in Defendants’ advertising network operates in essentially the same manner as claimed within the patents asserted by Augme.  Augme filed an Opposition Brief on December 5, 2011 asserting that infringement exists under the Doctrine of Equivalents. If the Court agrees with Augme’s position, the case will proceed to trial.

Yahoo! Inc.  On November 16, 2009, Augme filed a complaint against Yahoo! Inc. seeking damages for alleged infringement relating to its U.S. Patent Nos. 6,594,691 and 7,269,636.  The matter is currently pending in the United States District Court for the Northern District of California, Case No. C-09-5386 EDL.  The remedies available to Augme, if successful, include an injunction prohibiting any infringing acts, an appropriate award of damages adequate to compensate the Company for the infringement, and potential attorneys’ fees and costs of the action.

On November 12, 2010, Yahoo! filed a motion for summary judgment with the United States District Court for the Northern District of California.  On December 3, 2010, an order was issued by Magistrate Judge Joseph C. Spero denying the Yahoo! motion without prejudice.  On December 3, 2010, Yahoo! filed a Notice of Motion and Motion for Leave to File Amended Answer with Additional Counterclaims seeking damages for costs of defense and willful infringement, and to join World Talk Radio, LLC as a Counterclaim Defendant.  Augme believes that there is no merit with respect to these counterclaims and will continue to vigorously pursue the prosecution of the claims related to Yahoo!’s infringement against the Company’s patents.  On August 11, 2011, a Markman hearing was held at the United States District Court for the Northern District of California with Magistrate Judge Joseph C. Spero.  On September 13, 2011, Judge Spero issued a Claims Construction Order that is believed to be favorable to the Company with respect to certain claim interpretations.  On January 6, 2012, Judge Spero issued an order setting the trial date for this matter to be held January 7, 2013.

On November 30, 2011, the United States Patent and Trademark Office’s (“USPTO”) announced its decision to grant Yahoo Inc.’s request for reexamination on the Company’s U.S. Patent No. 7,269,636.  It is believed that Augme has strong evidence supporting the patentability of theclaims of its patent and that the outcome of this reexamination proceeding will only further enhance the strength of the patent.

The Company has filed two Inter Partes Reexamination Requests with assignments to the Central Reexamination Unit of the USPTO for the Yahoo! U.S. Patent Nos. 7,640,320 and 7,512,622 that Yahoo! has asserted in its counterclaim against Augme.  Both requests for reexamination have been accepted and assigned filing dates and control numbers by the USPTO.  The Notices were mailed on November 7, 2011 and November 14, 2011 but were assigned sequential Control Nos. 95/001,794 and 95/011,795.  Both requests received a filing date of October 26, 2011.  On January 5, 2012, the requests were accepted by the USPTO Central Reexamination Unit. This case remains pending.

Brandofino Communications v. Augme Technologies, Inc. On September 27, 2011 Brandofino Communications, Inc. (“Brandofino”) filed suit against Augme and New Aug LLC in the Supreme Court of the State of New York, New York County. The complaint alleges, inter alia, breach of contract and unjust enrichment claims arising from work Brandofino allegedly performed for Augme pursuant to a marketing agreement entered into by Brandofino and Augme. The complaint seeks damages in excess of one million dollars. Augme has served its Answer and set forth counterclaims for breach of contract, unfair competition, and violations of New York General Business Law Section 349 (relating to violations of Augme’s intellectual property rights). The Company intends to vigorously contest the merit of this case.

ITEM 1A.  RISK FACTORS

Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 may result in a reduction in the price of our common shares.

We are required to maintain effective internal control over financial reporting under the Sarbanes-Oxley Act of 2002 and related regulations.  Any material weakness in our internal control over financial reporting that needs to be addressed, or disclosure of a material weakness in management’s assessment of internal control over financial reporting, may reduce the price of our common shares because investors may lose confidence in our financial reporting.

We have identified errors in our financial statements for the quarter ended August 31, 2011.  We have restated our financial statements for this period to correct the accounting treatment for these errors.  In conjunction with restating our financial statements, we have identified weaknesses in internal control over financial reporting that were material weaknesses as defined by standards established by the Public Company Accounting Oversight Board.  While we intend to attempt to remediate the weaknesses in our internal control over financial reporting, we cannot provide assurance that we will be successful in these remediation attempts or that we will not be subject to material weaknesses in the future.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. REMOVED AND RESERVED

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Exhibit Number	Document

3.1	Certificate of Incorporation, as amended (Filed on July 9, 2010 as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended August 31, 2010 and incorporated herein by reference)

3.1.1	Certificate of amendment to Certificate of incorporation (Filed on July 1, 2011 as an exhibit to our Current Report on Form 8-K and incorporated herein by reference)

3.2	Bylaws, as amended (Filed on April 28, 2006 as an exhibit to our Current Report on Form 8-K, and incorporated herein by reference.)

10.1	Form of Indemnification Agreement entered into between the registrant, its directors and executive officers (filed herewith)

31.1	Rule 13a-14(a) / 15d-14(a) Certification of Chief Executive Officer (filed herewith)

31.2	Rule 13a-14(a) / 15d-14(a) Certification of Chief Financial Officer (filed herewith)

32.1	Section 1350 Certification of Chief Executive Officer and Chief Financial Officer (filed herewith)

** 101	Interactive Data File (filed herewith)

In accordance with Rule 406T of Regulation S-T promulgated by the Securities and Exchange Commission, Exhibit 101 is deemed not filed or part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, and otherwise is not subject to liability under these sections.(**)

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AUGME TECHNOLOGIES, INC.
(Registrant)

Date: January 17, 2012	By:	/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer

	By:	/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer

Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the 29th day of December, 2011, by and between Augme Technologies, Inc., a Delaware corporation (the “Corporation”), and                                (“Indemnitee”), a director and/or officer of the Corporation.

RECITALS

A.                                   It is essential to the Corporation to retain and attract as directors and officers of the Corporation the most capable persons available.

B.                                     Both the Corporation and Indemnitee recognize the increased risk of litigation and other claims currently being asserted against directors and officers of corporations generally.

C.                                     The Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws of the Corporation require the Corporation to indemnify and advance expenses to its directors and officers to the fullest extent permitted under Delaware law, and Indemnitee will serve or has been serving and continues to serve as a director and/or officer of the Corporation in part in reliance on the Corporation’s Certificate of Incorporation and Bylaws.

D.                                    In recognition of Indemnitee’s need for (i) substantial protection against personal liability based on Indemnitee’s reliance on the aforesaid Certificate of Incorporation and Bylaws, (ii) specific contractual assurance that the protection promised by the Certificate of Incorporation and Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation and Bylaws or any change in the composition of the Corporation’s Board of Directors or acquisition transaction relating to the Corporation), and (iii) an inducement to provide effective services to the Corporation as a director and/or officer, the Corporation wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted under Delaware law and as set forth in this Agreement, and, to the extent insurance is maintained, to provide for the continued coverage of Indemnitee under the Corporation’s directors’ and officers’ liability insurance policies.

AGREEMENTS

NOW, THEREFORE, the Corporation and Indemnitee do hereby agree as follows:

1.                                       Agreement to Serve.  Indemnitee agrees to serve or continue to serve as a director and/or an officer of the Corporation for so long as he is duly elected or appointed or until such time as he tenders his resignation in writing.

2.                                       Definitions.  As used in this Agreement:

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(a)                                  “Change of Control” means the occurrence of any of the following events after the date of this Agreement:

(i)                                     A change in the composition of the Board of Directors of the Corporation, as a result of which fewer than a majority of the incumbent directors are directors who either (1) had been directors of the Corporation 12 months prior to such change or (2) were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the directors who had been directors of the Corporation 12 months prior to such change and who were still in office at the time of the election or nomination; or

(ii)                                  Any “person” (as such term is used in section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) through the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Capital Stock”).

(b)                                 “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)                                  The term “Expenses” shall include, without limitation, expenses, costs and obligations, paid or incurred, of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of Indemnitee, reasonable attorneys’ fees and disbursements and any expenses reasonably and actually incurred in establishing a right to indemnification under Section 8 of this Agreement including, without limitation, those incurred in investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend with respect to any claim, issue or matter relating thereto or in connection therewith, but shall not include the amount of judgments, fines or penalties against Indemnitee.

(d)                                 “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past 5 years has been, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(e)                                  The term “Proceeding” shall include any threatened, pending or completed action, suit, internal or external investigation or proceeding, and any appeal thereof, whether brought by or in the right of the Corporation or otherwise and whether civil, criminal, administrative or investigative, and/or any inquiry or investigation, in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Corporation, by reason of any action taken by him or of any

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inaction on his part while acting as a director or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

(f)                                    References to “other enterprise” shall include employee benefit plans; references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or its subsidiaries which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Agreement.

3.                                       Indemnity in Third-Party Proceedings.  The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is a party to or threatened to be made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all Expenses, judgments, fines and penalties actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, or, in the case of a criminal action or proceeding, in addition, had no reasonable cause to believe that his conduct was unlawful.

4.                                       Indemnitee in Proceedings by or in the Right of the Corporation.  The Corporation shall indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is a party to or threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such Proceeding, but only if he acted in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation, except that no indemnification for Expenses shall be made under this Section 4 in respect of any Proceeding as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.  Notwithstanding the foregoing, Indemnitee shall have

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no right to indemnification for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

5.                                       Intentionally omitted.

6.                                       Indemnification of Expenses of Successful Party.  Notwithstanding any other provision of this Agreement whatsoever, to the extent that Indemnitee has been successful on the merits or otherwise (including a settlement) in defense of any Proceeding or in defense of any claim, issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses reasonably and actually incurred in connection therewith.

7.                                       Advances of Expenses.  The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding within  20 days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

8.                                       Procedure for Determination of Entitlement to Indemnification.

(a)                                  To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.  The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

(b)                                 Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 8(a) hereof, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) if a Change of Control (as defined in Section 2) shall have occurred, by Independent Counsel (as defined in Section 2) (unless Indemnitee shall request that such determination be made by the Board of Directors or the stockholders, in which case by the person or persons or in the manner provided for in clauses (ii) or (iii) of this Section 8(b)) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control shall not have occurred, (A) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as defined in Section 2), or (B) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (C) by the stockholders of the Corporation; or (iii) as provided in Section 9(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 20 days after such

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determination.  Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including reasonable attorney’s fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)                                  In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) hereof, the Independent Counsel shall be selected as provided in this Section 8(c).  If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected.  If a Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected.  In either event, the Indemnitee or the Corporation, as the case may be, may, within 7 days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection.  Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 8(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 8(b) hereof.  The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 8(c), regardless of the manner in which such Independent Counsel was selected or appointed.  Upon the due commencement of any judicial proceeding pursuant to Section 11(a)(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

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9.                                       Presumptions and Effect of Certain Proceedings.

(a)                                  If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)                                 If the person, persons or entity empowered or selected under Section 8 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 8(b) of this Agreement and if (A) within 15 days after receipt by the Corporation of the request for such determination the Board of Directors has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat; or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement.

(c)                                  The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

10.                                 Notification and Defense of Claim.  Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement.  With respect to any Proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

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(a)                                  the Corporation will be entitled to participate therein at its own expense;

(b)                                 Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee.  After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  Indemnitee shall have the right to employ his or her own counsel in such Proceeding, but the Expenses associated with the employment of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the Expenses of Indemnitee’s separate counsel shall be at the expense of the Corporation.  The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

(c)                                  Provided there has been no Change of Control, the Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  The Corporation shall be permitted to settle any Proceeding except that it shall not settle any Proceeding in any manner that would impose any penalty, out-of-pocket liability, or limitation on Indemnitee without Indemnitee’s written consent.

11.                                 Remedies of Indemnitee.

(a)                                  In the event that (i) a determination is made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 7 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Corporation of the request for indemnification, or (iv) payment of indemnification is not made within 20 days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8 or 9 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification of advancement of Expenses.

(b)                                 In the event that a determination shall have been made pursuant to Section 8 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the

7

merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10 the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c)                                  If a determination shall have been made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)                                 The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all the provisions of this Agreement.

(e)                                  In the event that Indemnitee, pursuant to this Section 11, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types describe in the definition of Expenses in Section 2 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein.  If it shall be determined in said judicial adjudication that Indemnitee is entitled to receive part but not all of the indemnification or advancement or expenses sought, the expenses incurred by Indemnitee in connection with judicial adjudication shall be appropriately prorated.

12.                                 Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                  Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the full extent permitted by law, whether or not such indemnification is specifically authorized by the other provisions of this Agreement, the Corporation’s Certificate of Incorporation, the Bylaws, or by statute.  In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule that expand the right of a Delaware corporation to indemnify a member of its board of directors or any officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights, and the Corporation’s obligations, under this Agreement.  In the event of any changes in any applicable law, statute, or rule that narrow the right of a Delaware corporation to indemnify a member of its board of directors or any officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)                                 The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certificate of

8

Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(c)                                  To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Corporation or of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(d)                                 In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(e)                                  The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

13.                                 Duration of Agreement.  This Agreement shall continue until and terminate upon the later of: (a) 10 years after the date that Indemnitee shall have ceased to serve as a director, or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 11 of this Agreement relating thereto.

14.                                 Exception to Right of Indemnification or Advancement of Expenses.  Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by him against the Corporation.

15.                                 Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or penalties actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such Expenses, judgments, fines or penalties to which Indemnitee is entitled.  Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all claims, issues or matters relating in whole or in part to an indemnifiable event, occurrence or matter hereunder, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection with such defenses.

9

16.                                 Effect of Federal Law.  Both the Corporation and the Indemnitee acknowledge that in certain instances, federal law will override Delaware law and prohibit the Corporation from indemnifying its officers and directors.  For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission has taken the position that indemnification is not permissible for liabilities arising under certain federal securities law, and federal law prohibits indemnification for certain violations of the Employee Retirement Income Security Act of 1974, as amended.

17.                                 Saving Clause.  Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law.  The provisions of this Agreement (including any provision within a single section, paragraph or sentence) shall be severable in accordance with this Section 17.  If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee as to Expenses, judgments, fines and penalties with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law, and this Agreement shall remain enforceable to the fullest extent permitted by law.

18.                                 Notice.  All notices, request, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed.

(a)                                  If to Indemnitee, to:

(b)                                 If to the Corporation to:

Augme Technologies, Inc.

350 7th Avenue, 2nd Floor

New York, New York 10001

Attn:  Chief Executive Officer

or such address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

19.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

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20.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware without giving effect to its rules of conflicts of laws.

21.                                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns (including any direct or indirect successors by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation), spouses, heirs, and personal and legal representatives.

22.                                 Subsequent Instruments and Acts.  The parties hereto agree that they will execute any further instrument and perform any acts that may become necessary from time to time to carry out the terms of this Agreement.

23.                                 Modification and Waiver.  No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

24.                                 Notice by Indemnitee.  Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other documents relating to any Proceeding or matter which may be subject to Indemnification or advancement of Expenses covered hereunder.

25.                                 Miscellaneous.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

Augme Technologies, Inc.,
a Delaware corporation

By:	/s/ Paul R. Arena
Paul R. Arena
Chairman and Chief Executive Officer

INDEMNITEE:

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Exhibit 31.1

CERTIFICATION

I, Paul R. Arena, certify that:

1.          I have reviewed this quarterly report on Form 10-Q of Augme Technologies, Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.          The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15-d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)     Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)    Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.          The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: January 17, 2012

/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION

I, Thomas J. Virgin, certify that:

1.          I have reviewed this quarterly report on Form 10-Q of Augme Technologies, Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.          The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15-d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)     Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)    Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principals;

c)     Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)    Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.          The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)     All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)    Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: January 17, 2012

/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION

In connection with the periodic report of Augme Technologies, Inc. (the “Company”) on Form 10-Q for the quarter ending November 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), we, Paul R. Arena, Chief Executive Officer (Principal Executive Officer) and Thomas J. Virgin, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: January 17, 2012

/s/ Paul R. Arena
Paul R. Arena
Chief Executive Officer (Principal Executive Officer)

/s/ Thomas J. Virgin
Thomas J. Virgin
Chief Financial Officer (Principal Financial and Accounting Officer)